UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

________________

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Gulfport Energy Corporation

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May 2, 2022

Dear Stockholders,

On behalf of the Board of Directors (the “Board”), management, and employees of Gulfport Energy Corporation (“Gulfport”, “Gulfport Energy,” the “Company,” “we,” “our” and “us”), you are cordially invited to participate in the 2022 Annual Meeting of Stockholders “Annual Meeting” to be held on June 14, 2022, at 9:00 a.m. Central Time via live webcast at https://meetnow.global/MHFVXJ2. The attached Notice of 2022 Annual Meeting of Stockholders and this proxy statement will serve as your guide to the business conducted during the Annual Meeting.

We are mailing most of our stockholders a Notice of Internet Availability of Proxy Materials for the 2022 Annual Meeting (the “Notice”), which provides instructions regarding how stockholders can access and review proxy materials over the internet and submit their proxy electronically. We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while reducing costs and the environmental impact of our Annual Meeting. If you received the Notice and would prefer to receive a paper copy of the proxy materials, please follow the instructions for requesting the materials that are provided in the Notice.

Your vote is very important to us.    To assure your representation at the annual meeting, please vote your shares over the internet or through the toll-free telephone number as instructed in the Notice.

Thank you for your continued support and interest in Gulfport.

Sincerely,

Timothy J. Cutt
Chairman and Chief Executive Officer

GULFPORT ENERGY CORPORATION
3001 Quail Springs Parkway
Oklahoma City, Oklahoma 73134

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

May 2, 2022

Notice is given that the 2022 Annual Meeting of Stockholders (including any adjournments or postponements, the Annual Meeting) of Gulfport Energy will be held on June 14, 2022 at 9:00 a.m., Central Time in a virtual format online and live webcast to vote on the proposals listed in the following table.

Date and Time	June 14, 2022 at 9:00 a.m., Central Time
Place

The Annual Meeting will be a held in a virtual meeting format only, conducted by live webcast at 9:00 a.m. Central Time, allowing for real-time communication and easy access for stockholders and facilitating participation for stockholders from any location.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://meetnow.global/MHFVXJ2 at the meeting date and time described above.

Proposals

1.     To elect five directors to serve until the Company’s 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified (the Election of Directors Proposal or Proposal 1).

2.     To approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement (the Say on Pay Proposal or Proposal 2).

3.     To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022 (the Auditors Ratification Proposal or Proposal 3).

We will also transact any other business as may properly come before the Annual Meeting.

Record Date

April 20, 2022 at the close of business

Holders of record of our common stock, par value $0.0001 per share and preferred stock, par value $0.0001, in each case, outstanding as of April 20, 2022 at the close of business, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement.

PROXY VOTING

Stockholders of the Company as of the record date are entitled to vote by proxy in the following ways:

By calling the telephone number on your proxy card or voting instruction form	Online by visiting the website provided on your proxy card or voting instruction form	By returning by mail a properly completed, signed and dated proxy card or voting instruction form

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 14, 2022: This proxy statement and additional information are available free of charge on the Company’s website at www.gulfportenergy.com/proxy.

By order of the Board of Directors,

Patrick K. Craine Chief Legal and Administrative Officer and Corporate Secretary

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about May 5, 2022, and the proxy materials relating to the Annual Meeting will be made available on or about the same date.

TABLE OF CONTENTS

GULFPORT ENERGY CORPORATION

3001 Quail Springs Parkway
Oklahoma City, Oklahoma 73134

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PROXY STATEMENT
_____________________

CEO Pay Ratio Disclosure	50
Beneficial Ownership	53
Who Are this Year’s Nominees?
Holdings of Major Stockholders	54
2022 PROXY STATEMENT i

PROXY STATEMENT SUMMARY

The summary below highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider in connection with the matters before the Annual Meeting. Please read the entire proxy statement carefully before voting your shares.

ABOUT GULFPORT

Gulfport is an independent natural gas-weighted exploration and production company with assets primarily located in the Appalachia and Anadarko basins. Our principal properties are in Eastern Ohio, where we target development in what is commonly referred to as the Utica formation, and Central Oklahoma where we target development in the South Central Oklahoma Oil Province (“SCOOP”) Woodford and Springer formations. Gulfport’s predecessor was incorporated in the State of Delaware in July 1997. Our corporate headquarters are in Oklahoma City, Oklahoma, and shares of Gulfport’s common stock trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “GPOR”. Our corporate strategy is focused on the economic development of our asset base to generate sustainable free cash flow.

EMERGENCE FROM VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

On November 13, 2020, we and certain of our subsidiaries (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas. The Chapter 11 Cases were administered jointly under the caption In re Gulfport Energy Corporation, et al., Case No. 20-35562 (DRJ). The Bankruptcy Court confirmed the Plan and entered the confirmation order on April 28, 2021, and the Debtors emerged from Chapter 11 on May 17, 2021 (“emergence”). On May 18, 2021, our common stock began trading on the NYSE under the symbol “GPOR”.

We believe we have emerged from Chapter 11 as a fundamentally stronger company, built to generate sustainable free cash flow, with a strengthened balance sheet. As a result of Chapter 11, we reduced our total indebtedness by $1.4 billion by issuing equity in a reorganized entity to the holders of our unsecured notes and allowed general unsecured claimants. In addition, Gulfport reassessed its organizational needs post-emergence and significantly reduced its general and administrative expense to ensure its cost structure is competitive with industry peers. We continue to focus on optimizing development of our resource plays, reducing our operating costs, per well drilling costs, general and administrative costs, and managing our liquidity. We believe our plan to generate free cash flow on an annual basis will allow us to further strengthen our balance sheet and return capital to stockholders.

BUSINESS STRATEGY

Gulfport aims to create sustainable value through the economic development of our significant resource plays in the Utica and SCOOP operating areas. Our strategy is to develop our assets in an environmentally responsible manner, while generating sustainable cash flow, improving margins and operating efficiencies and returning capital to stockholders. To accomplish these goals, we allocate capital expenditures to projects we believe offer the highest rate of return and deploy leading drilling and completion techniques and technologies in our development efforts.

Core Assets	Employees	2021 Production	2021 Production Mix
Utica Shale and SCOOP	212 people as of Dec. 31, 2021	1,003 MMcfe per day	91% natural gas and 9% liquids
DIRECTORS

The composition of our board of directors changed significantly upon emergence from bankruptcy. Our new board is comprised of five directors, including the Company’s Chief Executive Officer, Timothy J. Cutt, and four non-employee directors, David Wolf, Guillermo (Bill) Martinez, Jason Martinez and David Reganato. They are diverse, industry-leading experts with an average of 25 years of industry leadership experience across multiple disciplines. Each of our directors will stand for election annually and must be elected by a majority of shares voted.

2022 PROXY STATEMENT 1

Board Summary

The following table provides summary information about each director nominee who is standing for election at the Annual Meeting. For more information about the background and qualifications of each nominee, please see “Election of Directors and Director Biographies” on page 7 of this proxy statement. We ask you to vote “FOR” each of our director nominees.

Director	Board Positions	Dir. Since	Age	Ind.	Principal Occupation
Timothy J. Cutt	Chairman & CEO	2021	62		Chief Executive Officer of Gulfport Energy
David Wolf	Lead Independent Director	2021	51	✓	Corporate Development Partner at Enduring Resources
Guillermo (Bill) Martinez	Independent Director	2021	55	✓	Executive Vice President and Chief Operating Officer at Mitsui E&P USA LLC
Jason Martinez	Independent Director	2021	48	✓	Managing Director at Pickering Energy Partners
David Reganato	Independent Director	2021	42	✓	Partner at Silver Point Capital
2 2022 PROXY STATEMENT

Corporate Responsibility and Sustainability Highlights

Gulfport is proud to play its part in the responsible and efficient development of domestic natural gas which is critical to our country’s economic success as it provides the primary fuel for efficient power generation in the United States. We are aware of the positive influence and potential impact we may have on the communities where we operate and live. Gulfport prioritizes safety, environmental protection, operational excellence and giving back to the communities in which we operate.

We have identified several key areas where our business could have an impact on the communities where we operate, including: greenhouse gas emissions, waste and spills, water usage, health, safety and environmental (“HSE”) protection, employee training and education, and community involvement. Our Board Nominating, Environmental, Social and Governance Committee oversees environmental, safety, social, sustainability and governance (“ESG”) matters. Continuously improving our HSE performance remains a top priority. Our HSE performance also directly impacts the compensation of all our employees as it is one of the performance goals included in our cash incentive compensation plan. We believe having measurable HSE metrics as part of our incentive compensation program leads to improved accountability and reinforces our cultural focus on operating safely and protecting employees, the environment and the communities in which we operate.

Environmental Stewardship.    Gulfport strives to minimize the environmental impact of our operations by consistently focusing on finding ways to reduce our environmental footprint. Some of the ways Gulfport minimizes our environmental impact include:

•        Selecting and designing our well sites to minimize impacts to sensitive habitats and surrounding areas;

•        Reducing water disposal volumes and freshwater consumption through water re-use or water sharing agreements with other operators where possible;

•        Investing in and implementing technology to reduce emissions, waste and our physical footprint on our drilling locations;

•        Testing spill prevention and response programs to confirm equipment is maintained and operating practices are continually improved to prevent spills and minimize the impact of our operations to the soil, air and water; and

•        Employing air quality programs, monitoring and operating practices to ensure that we comply with or exceed regulations.

We are a member of The Environmental Partnership which is committed to continuous improvements in environmental performance, including the reduction of methane and volatile organic compound emissions. Gulfport’s corporate environmental policy supports our commitment to operational excellence and our compliance obligations. The policy fosters environmental awareness and guides employee behavior consistent with Gulfport’s standards. All Gulfport employees are expected to act and make decisions within the guidelines of the policy to ensure our business complies with all local, state and federal environmental laws and regulations. Every employee and contractor is expected to protect the environment, minimize and manage waste responsibly, reduce and eliminate emissions and limit spills and discharges.

In 2021 we finalized a Supplier Code of Conduct which establishes Gulfport’s expectations regarding environmental, health and safety obligations, in addition to conduct and ethics standards.

Safety.    Safety is the primary priority for all Gulfport employees and contractors supporting our activities. Gulfport provides comprehensive safety training to all employees and contractors and is fully committed to a safe working environment. We utilize and apply performance metrics to drive and improve safe operations. Gulfport has designed and instituted emergency response and business continuity plans to address incidents involving operational disruptions, pandemics and natural disasters. These measures include prompt notification procedures enabling Gulfport personnel to quickly evaluate and mitigate risks. Limiting safety incidents is included as part of our incentive compensation programs to ensure we train and hold our employees accountable for operating safely.

2022 PROXY STATEMENT 3

Corporate Responsibility and Sustainability Highlights

Gulfport’s Work Safe Program focuses on a combination of twelve rules derived from Company policies (critical tasks) and cultural conditions that have been linked to serious safety incidents in our industry. Critical Task Rules are those requiring specific operating procedures to mitigate hazardous work site conditions to complete work safely. Cultural Condition Rules are defined as work site conditions or human behaviors that have been linked to the root cause of most incidents. Employees and contractors are expected to apply and follow the requirements that coincide with the twelve rules. Our goal is to not only improve our safety performance but to proactively prevent incidents before they happen.

Stop Work is one of the Work Safe Program’s critical tasks. Our Chief Executive Officer, Timothy J. Cutt, signed and communicated a Stop Work Authority and Obligation letter to the Company’s employees and our contractors. This letter outlines Gulfport’s commitment to health, safety and the environment and provides the expectation and support to all Gulfport employees and contract partners to stop work when conditions warrant. Every person on a Gulfport work site has the authority, and obligation to stop any work that is believed to cause an unsafe condition, or places personnel or the environment at risk.

Health, Safety & Environment Highlights for 2021:

•        Reduced number of total OSHA recordable injuries by 25% from 2019;

•        Reduced reportable spills by 60% year-over-year;

•        Launched monthly vendor safety meetings;

•        Developed and delivered a Supervisor’s Work Safe Program training for our leaders to guide them in leading safety-related conversations, meetings, and performance discussions;

•        Created a new program Work Green with three focus areas – air, land, and water – to highlight and emphasize our commitment to being environmental stewards in the communities where we operate; and

•        Completed two environmental volunteer efforts in Ohio and Oklahoma, planting trees and cleaning up a river to highlight the launch of Work Green.

Community Engagement.    Gulfport consistently strives to positively impact and improve the communities where we live and operate. We form partnerships focused on education and work with local authorities to ensure the safety and well-being of the populations where we operate. Gulfport has also formed a strong partnership with the Foundation for Appalachian Ohio and the Communities Foundation of Oklahoma and created the Gulfport Energy Fund in both Ohio and Oklahoma. Through these funds, Gulfport has made direct monetary contributions to local organizations to improve education, youth development, health, human services and environmental stewardship.

4 2022 PROXY STATEMENT

Corporate Responsibility and Sustainability Highlights
2021 Business Highlights

Through our restructuring we were able to emerge with a strengthened balance sheet and materially improved fixed-cost structure. Gulfport is beginning this new chapter with a strategy focused on continuing to reduce costs and generating sustainable free cash flow to drive stockholder value. During 2021, we had the following notable achievements:

•        Emerged from restructuring process with improved balance sheet and fixed-cost structure on May 17, 2021;

•        Right-sized firm transportation commitments and negotiated new, cost-competitive midstream agreements to better align with our operating plan;

•        Reduced total debt by more than $1.4 billion and materially reduced annual cash interest expense;

•        Significantly improved our leverage ratios;

•        Amended and refinanced our Exit Credit Facility with a New Credit Facility, increasing our elected commitment from $580 million to $700 million and our liquidity by more than $160 million;

•        Delivered total net production 2% above and capital expenditures 2% below the midpoint of original 2021 guidance;

•        Reduced total per unit expense, which includes lease operating expense, midstream transportation, gathering and processing expense, taxes other than income, recurring general and administrative expense and interest by approximately 20% when compared to 2020; and

•        Reported year-end estimated net proved reserves of 3.9 Tcfe (Trillion cubic feet of gas equivalent) and total discounted future net cash flows of $4.1 billion.

Corporate Governance Highlights

We believe effective corporate governance requires regular constructive discussions with our stockholders. We have a proactive engagement process that encourages feedback from our stockholders. This feedback helps shape our corporate governance practices, and has specifically resulted in:

•   Amendment of the Bylaws to change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement;

•   Adoption of stock ownership guidelines for our non-employee directors and executive officers to further align the long-term financial interests of our directors and executive officers with those of our stockholders;

•   Adoption of Corporate Governance Guidelines to ensure best practices and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels;

•   All director nominees are independent, except for our Chief Executive Officer;

•   Lead Independent Director appointed;

•   Advancement of Board diversity, emphasis on diversity in the Nominating, Environmental, Social and Governance Committee’s charter;

•   Majority voting to elect directors in uncontested elections and plurality voting to elect directors in contested elections;

•   Creation of the Nominating, Environmental, Social and Governance Committee to further develop our commitment to HSE and corporate responsibility and sustainability matters and their impact on our business and operations;

•   Active stockholder outreach since emergence, engaging in discussions with our stockholders at investor conferences and through direct calls and meetings with the Company’s management team that represent approximately 70% of the shares outstanding;

•   Active board oversight of risk and risk management;

•   Periodic Board and Committee self-assessments conducted by an outside law firm;

•   Independent director meetings in executive sessions at all regularly scheduled Board meetings; and

•   99% attendance at 2021 Board and Committee meetings.

2022 PROXY STATEMENT 5

Corporate Responsibility and Sustainability Highlights
COMPENSATION HIGHLIGHTS

In connection with the unprecedented circumstances affecting the industry and market volatility resulting from the COVID-19 pandemic, beginning in March 2020, the Former Compensation Committee (as defined below) reviewed the annual and long-term incentive programs to determine whether those programs appropriately aligned compensation opportunities with the Company’s then current goals and ensured the stability of the Company’s workforce. Following this review, in August 2020, the Former Compensation Committee approved changing the incentive compensation program for the organization, including the named executive officers (“NEOs”), to an all cash program consisting of a Retention Bonus Award and a Quarterly Incentive Award.

Following our emergence from the bankruptcy process, our New Compensation Committee (as defined below) immediately began setting a new course for our post-emergence compensation program, reinstituting long-term performance equity awards in line with compensation best practices and good governance policies.

Stockholder Engagement and Annual Say-On-Pay Advisory Vote

At the Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers as described in this proxy statement. The details of the executive compensation program and its pay for performance alignment are discussed in the “Compensation Discussion & Analysis (CD&A)” on page 26 of this proxy statement.

Since emergence, Gulfport Energy has engaged in discussions with our stockholders at investor conferences and through direct calls and meetings with the Company’s management team that represented approximately 70% of the shares outstanding. Through these conversations our stockholders emphasized their expectation that our compensation programs should be designed to focus our executive team on driving results that ensure the financial health of the organization while also driving long-term stockholder value. Specifically, after carefully considering input from stockholders, the Company took the following actions in 2021:

•        Introduced performance-based equity awards in the form of performance-based restricted stock units tied to relative total shareholder return (“TSR”) and absolute return, vesting over a three-year performance period, comprising 50-60% of all equity awards granted to NEOs in August 2021;

•        Adjusted post-emergence performance incentive opportunities and long-term equity award targets to closely align our executives’ financial interests with those of our stockholders and to continue to link a large portion of executives’ compensation to the performance of our stock and our operational performance;

•        Provided robust disclosure of our performance metrics and targets for both performance-based cash and equity awards; and

•        Modified metrics in the annual incentive plan to include financial metrics directly tied to the financial health of the Company and including specific and quantifiable health, safety, and environmental metrics.

6 2022 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES (Proposal 1)

The Company is asking its stockholders to vote to elect five directors to serve on the Board of Directors until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or until their respective successors have been duly elected and qualified.

Our Board of Directors currently consists of five members who are elected annually. Four of these five directors are non-employee directors, and four of these five directors are independent under the NYSE listing standards. Each director was appointed to the Board in May 2021 in connection with our emergence from bankruptcy.

The directors standing for election this year are listed below. If any nominee should decline election or should become unable to serve as a director of our Company for any reason before election at the Annual Meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the Board of Directors.

There are no family relationships among any of the nominees, directors or any of the executive officers.

Vote Required and Board Voting Recommendation

Directors will be elected at the Annual Meeting by a majority of the votes cast. Abstentions and broker non-votes will have no effect on the voting results for Proposal 1.

2022 PROXY STATEMENT 7

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

Timothy J. Cutt
Age: 62 Director since: May 2021 Directorships: QEP (January 2019 – March 2021) Cobalt (July 2016 – April 2018)

Business Experience:

Mr. Cutt joined Gulfport as the Interim Chief Executive Officer in May 2021 and assumed the role of Chief Executive Officer in September 2021. Mr. Cutt is a Petroleum Engineer with 39 years of energy experience. He served as Chief Executive Officer and as a director of QEP Resources from January 2019 to March 2021. Prior to joining QEP, Mr. Cutt was the Chief Executive Officer and a director of Cobalt International Energy from 2016 to 2018. Previously, Mr. Cutt held several executive positions with BHP Billiton before serving as President of the Petroleum Division from 2013 to 2016. During this time, he was also a member of BHP Billiton’s Corporate Leadership Team. Mr. Cutt began his career with Mobil and worked for ExxonMobil for 24 years and served in various management roles including President of ExxonMobil de Venezuela, President ExxonMobil Canada Energy and President Hibernia Management & Development Company.

Other Memberships and Positions:

Mr. Cutt joined the board of the American Exploration and Production Council in May 2021 and previously served as a board member of the American Petroleum Institute from 2013 to 2018.

Educational Background:

Mr. Cutt received his Bachelor of Science Degree in Petroleum Engineering from Louisiana Tech University.

BOARD MEMBERSHIP QUALIFICATIONS:

Mr. Cutt’s extensive experience as a CEO and director of public exploration and production companies, executive management skills and extensive knowledge of the oil and natural gas sector and corporate governance qualify him to serve as a director.

David Wolf
Age: 51 Director since: May 2021 Current Directorships: EP Energy Corporation (October 2020 – March 2022)

Business Experience:

Mr. Wolf serves as Lead Independent Director and has an extensive financial background, with over 27 years of experience in the energy and oil and gas industries. Currently, Mr. Wolf serves as a partner at Enduring Resources. He previously served as Executive Vice President and Chief Financial Officer of Vantage Energy and President, Chief Executive Officer, and a Board Member of Fuse Energy LLC. Prior to joining Fuse Energy, Mr. Wolf served as Executive Vice President and Chief Financial Officer of Berry Petroleum Co and a Managing Director in the Global Oil & Gas Group at JP Morgan Chase & Co.

Educational Background:

Mr. Wolf received his Bachelor of Science degree in Economics from Rollins College and Master of Business Administration degree from Crummer School of Business, Rollins College.

BOARD QUALIFICATIONS:

Mr. Wolf’s prior experience as a Chief Financial Officer, strong oil and natural gas industry background and financial acumen qualify him to serve as a director.

Guillermo (Bill) Martinez
Age: 55 Director since: May 2021

Business Experience:

Mr. Martinez has more than 32 years of industry experience, first joining the oil and gas industry in 1989. Currently, Mr. Martinez serves as Executive Vice President and Chief Operating Officer at Mitsui E&P USA LLC. He joined Mitsui E&P USA in 2019 as Senior Vice President of Operations to help guide Mitsui’s efforts to transform and grow its upstream operations. Previously, Mr. Martinez worked for Burlington Resources, Anadarko Petroleum and Chesapeake Energy in various leadership roles responsible for asset management and business delivery for a variety of assets including many US onshore basins, Continental Shelf, and Deepwater Gulf of Mexico. Mr. Martinez began his career with Exxon and held various operational, technical, and business roles of increasing responsibility.

Educational Background:

Mr. Martinez received his engineering degree from the University of Texas – El Paso and his Masters of Business Administration degree from Rice University in Houston.

BOARD QUALIFICATIONS:

Mr. Martinez’s strong oil and natural gas background and financial acumen qualify him to serve as a director.

8 2022 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

Jason Martinez
Age: 48 Director since: May 2021

BUSINESS EXPERIENCE:

Mr. Martinez has had a 25-year energy industry career, the last 19 years as an investment banker. Currently, Mr. Martinez serves as a Managing Director at Pickering Energy Partners, leading its Energy Transition Advisory practice. Over the course of his career, his client and deal work spans a dozen-plus countries and over $100bn of announced transactions, including mergers, acquisitions, divestitures, all forms of public and private capital raising, and commercial lending. Previously, he held positions at Bank of Montreal Capital Markets, Nomura Securities International, Deutsche Bank Securities, and JPMorgan Securities. At Bank of Montreal, he led the Acquisitions and Divestitures practice. He began his energy career in Andersen Consulting’s Natural Resources group.

EDUCATIONAL BACKGROUND:

Mr. Martinez received his Master of Business Administration degree from the Harvard Business School and a Bachelor of Arts degree from Rice University.

BOARD QUALIFICATIONS:

Mr. Martinez’s financial acumen and extensive private equity experience qualify him to serve as a director.

David Reganato

Age: 42

Director since: May 2021

Current Directorships:

Rotech Healthcare Holdings, Inc.

(since September 2013)

Studio City International Holdings

(since March 2014)

New Cotai, LLC

(since March 2014)

Trident Holding Company, LLC,
(holding company of TridentCare)

(since September 2019)

Granite Broadcasting LLC

(since July 2011)

Business Experience:

Mr. Reganato has over 20 years of experience in the investment industry, including significant knowledge of the oil and gas sector. Currently, Mr. Reganato serves as a Partner with Silver Point Capital, L.P., an investment advisor, which he joined in November 2002. Prior to Silver Point Capital, L.P., Mr. Reganato worked in the investment banking division of Morgan Stanley.

Educational Background:

Mr. Reganato received his Bachelor of Science degree in Finance and Accounting from the Stern School of Business at New York University.

BOARD QUALIFICATIONS:

Mr. Reganato’s financial acumen, knowledge of the oil and natural gas sector and previous board experience qualify him to serve as a director.

2022 PROXY STATEMENT 9

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating, Environmental, Social and Governance Committee. The table below summarizes committee membership as of the date of this proxy statement along with the functions each committee is responsible for performing.

AUDIT COMMITTEE
Members David Wolf C+^ Guillermo (Bill) Martinez + Jason Martinez +^ David Reganato +^ Number of Meetings in 2021 7

Principal Functions

•   Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

•   Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•   Monitors our compliance with legal and regulatory requirements.

•   Monitors compliance with the Company’s Code of Business Conduct and Ethics.

•   Establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Reviews and approves related party transactions.

•   Appoints, determines compensation, evaluates and terminates our independent auditors.

•   Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•   Prepares the report required by the U.S. Securities and Exchange Commission (the “SEC”), for the inclusion in our annual proxy statement.

•   Reviews and reassesses the adequacy of the Audit Committee charter on a periodic basis.

•   Informs our independent auditors of the Audit Committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

C     Committee Chairperson.

+     Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

^     Audit Committee financial expert.

10 2022 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
compensation committee
Members Jason Martinez C+ David Wolf + Guillermo (Bill) Martinez + David Reganato + Number of Meetings in 2021 5

Principal Functions

•   Oversees and administers our executive compensation policies, plans and practices, including our stock retention guidelines, and evaluates their impact on risk and risk management.

•   Assists the Board of Directors in discharging its responsibilities relating to the compensation of our executives, including our Chief Executive Officer, and other key employees.

•   Administers our equity-based compensation plans, including the grants of stock options, restricted stock awards and other equity awards under such plans.

•   Reviews, approves and administers our cash-based incentive bonus plans, including the establishment of performance criteria, targets and awards under our 2021 Executive Annual Incentive Compensation Plan.

•   Makes recommendations to the Board with respect to incentive compensation.

•   Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

•   Conducts annual performance evaluation of the Committee.

•   Reviews disclosure related to executive compensation in our proxy statement and prepares an annual Compensation Committee report.

•   Reviews and considers the stockholders’ advisory vote on executive compensation and the frequency of holding such advisory vote.

•   Reviews and reassesses the adequacy of the Compensation Committee charter.

C     Committee Chairperson.

+     Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

2022 PROXY STATEMENT 11

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
NOMINATING, ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE(1)
Members Guillermo (Bill) Martinez C+ David Wolf + Jason Martinez + David Reganato + Number of Meetings in 2021 3

Principal Functions

•   Assists the Board of Directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our Board of Directors.

•   Selects and recommends director candidates to the Board of Directors to be submitted for election at each annual meeting of stockholders and to fill any vacancies on the Board of Directors.

•   Periodically reviews and makes recommendations regarding the composition and size of the Board of Directors and its Committees.

•   Reviews and recommends to the Board of Directors appropriate corporate governance guidelines and procedures for the Company.

•   Conducts an annual assessment of the qualifications and performance of the Board of Directors.

•   Reviews and reports to the Board of Directors on the performance of management annually.

•   Reviews the development and leadership capabilities of the executive officers and management’s succession process.

•   Reviews and makes recommendations to our Board of Directors regarding the health, safety and environmental protection, and corporate responsibility matters, including governmental relations, political contributions and corporate philanthropy, which we refer to as HSE and corporate responsibility matters, and their impact on our business and operations.

•   Monitors and evaluates management’s actions with respect to HSE and corporate responsibility matters.

•   Reviews reports from our management, consultants or other advisors regarding (i) our performance with respect to HSE and corporate responsibility matters and compliance with any related laws and regulations applicable to us, (ii) any significant litigation relating to HSE and corporate responsibility matters involving our Company, and (iii) any significant legislation or regulations, judicial decisions, treaties, protocols, conventions or other agreements, public policies or other scientific, medical or technological developments involving HSE and corporate responsibility matters that will or may have a material effect on our business and operations.

•   Reviews the risks and exposures relating to HSE and corporate responsibility matters, including mitigation and remedial actions.

•   Reviews crisis management planning procedures relating to HSE and corporate responsibility matters.

•   Conducts investigations or studies affecting Gulfport as they pertain to HSE and corporate responsibility matters.

•   Reviews the effectiveness of internal systems and controls necessary to ensure our compliance with applicable health, safety and environmental laws, rules and regulations.

•   Reviews our compliance with industry practices in the areas of health, safety and environmental protection.

•   Reviews our political, charitable and educational contributions/programs and the administration of any political action or similar Committees of our employees.

•   Oversees the policies and practices promoting diversity and inclusion within the Company and the Company’s human and workplace rights and policies.

•   Reviews and provides guidance on public policy advocacy efforts to confirm alignment with Company policies and values.

•   Reviews and reassesses the adequacy of the Nominating, Environmental, Social and Governance Committee charter.

C     Committee Chairperson.

+     Satisfies NYSE independence and other applicable independence rules for membership on such Committees.

(1)  This Committee was formed in May 2021 and combined Nominating and Sustainability Committee responsibilities.

12 2022 PROXY STATEMENT

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
DO THE COMMITTEES HAVE WRITTEN CHARTERS?

Yes. The charters for each Committee can be found on our website at www.gulfportenergy.com under the “Investors — Governance” captions. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, by writing to our Chief Legal and Administrative Officer and Corporate Secretary, Patrick K. Craine, at Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134.

2022 PROXY STATEMENT 13

CORPORATE GOVERNANCE MATTERS AND COMMUNICATIONS WITH THE BOARD
WHO ARE OUR INDEPENDENT DIRECTORS?

Our Board of Directors has determined that four of our five current Board members (David Wolf, Guillermo (Bill) Martinez, Jason Martinez and David Reganato) meet the independence requirements in the NYSE listing standards and are free of any relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. Mr. Cutt, our Chairman and Chief Executive Officer, is not considered by the Board of Directors to be an independent director because of his current employment with the Company.

Prior to the Company’s emergence from Chapter 11 in May 2021, the Company’s Board of Directors consisted of David M. Wood, Alvin Bledsoe, Deborah G. Adams, Samantha Holroyd, Valerie Jochen, C. Doug Johnson, Ben T. Morris and John W. Somerhalder. On April 30, 2021, the then-current Board of Directors affirmatively determined that Alvin Bledsoe, Deborah G. Adams, Samantha Holroyd, Valerie Jochen, C. Doug Johnson, Ben T. Morris and John W. Somerhalder were independent.

Annual Board Self-Assessment Process

Board and Committee Evaluations

Director Performance Evaluations

How often did the Board of Directors meet in 2021?

The Board of Directors met 20 times in 2021. In addition to these meetings, the Board of Directors adopted resolutions by unanimous written consent. Each director attended at least 99% of the aggregate meetings of the Board of Directors and the meetings of the Committees on which he served. During the bankruptcy process, the Company did not hold an Annual Meeting in 2021.

Do our non-management directors meet separately without management?

Our non-management directors routinely meet in an executive session following each regularly scheduled meeting of the Board of Directors.

14 2022 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS AND COMMUNICATIONS WITH THE BOARD
How can I communicate with the Board of Directors?

Individuals may communicate with our Board of Directors or individual directors by writing to our Chief Legal and Administrative Officer and Corporate Secretary, Patrick K. Craine, at Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134. Our Chief Legal and Administrative Officer and Corporate Secretary will review all correspondence and forward our Board of Directors correspondence that, in the opinion of our Chief Legal and Administrative Officer and Corporate Secretary, relates to the function of our Board of Directors or a Board Committee or otherwise requires their attention. Directors may review a log of all correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with our Audit Committee’s procedures.

WILL directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide stockholders an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics, together with any amendments or waivers, is posted on our website at www.gulfportenergy.com under the “Investors – Governance” captions.

Political Contribution Policy

Engagement in the political, legislative and regulatory process is important to the success of the Company. The Company has delegated compliance and oversight over this function to the Nominating, Environmental, Social and Governance Committee and has adopted a political contributions and activity policy that sets forth the ways by which the Company and its employees may participate in the political, legislative and regulatory process. All political contributions and activities are subject to compliance with applicable laws.

2022 PROXY STATEMENT 15

NOMINATING PROCESS FOR DIRECTORS, DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

Director Qualifications

As provided by the Nominating, Environmental, Social and Governance Committee’s charter, the Committee identifies, investigates and recommends candidates to our Board of Directors with the goal of creating a balance of knowledge, experience and diversity. The Committee identifies candidates using third-party search firms, as well as through the extensive networks of our directors and management team in the oil and natural gas industry.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of our Board of Directors, the skills necessary to provide effective oversight in critical areas and the evolving needs of our business. It is the policy of our Board of Directors that, at all times, at least a majority of its members meets the standards of independence promulgated by the NYSE and the SEC and that all members reflect a range of talents, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas-related industries sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders.

Board Diversity Policy

Our Nominating, Environmental, Social and Governance Committee is dedicated to diversity and adopted a Board Diversity Policy in November 2019. The policy requires that the Nominating, Environmental, Social and Governance Committee consider diversity in its evaluation of candidates for Board membership. Our Nominating, Environmental, Social and Governance Committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our Board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the Nominating, Environmental, Social and Governance Committee in identifying director candidates to include diverse candidates from traditional and non-traditional candidate groups. In accordance with its charter, our Nominating, Environmental, Social and Governance Committee periodically reviews and makes recommendations regarding the composition of the Board and the size of the Board.

We also require that the members of our Board of Directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending meetings of the Board of Directors and applicable Committee meetings. In accordance with its charter, our Nominating, Environmental, Social and Governance Committee periodically reviews the criteria for the selection of directors to serve on our Board and recommends any proposed changes to our Board of Directors for approval.

Nomination Process

Our Board of Directors will consider stockholder nominations for director candidates upon written submission to our Chief Legal and Administrative Officer and Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, the nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and information regarding the status of the stockholder submitting the recommendation, all in the manner required by the Second Amended and Restated Bylaws of the Company (the “Bylaws”) and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Board of Directors at a regularly scheduled or special Board meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, materials will be forwarded to our Board of Directors. See “Submission of Future Stockholder Proposals” below for additional detail regarding submitting director nominees.

16 2022 PROXY STATEMENT

NOMINATING PROCESS FOR DIRECTORS, DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

Our Board of Directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating nominations, our Board of Directors will seek to achieve a balance of knowledge, experience and diversity on the Board. To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. Our Board of Directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current Board members, professional search firms and other people. After completing its evaluation, our Board of Directors approves the final slate of director nominees.

Our Nominating, Environmental, Social and Governance Committee approved the director nominees submitted for election at the Annual Meeting. Each nominee brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors competence and experience in a variety of areas, including corporate governance and Board service, executive management, the oil and natural gas industry, accounting and finance and risk assessment and management.

2022 PROXY STATEMENT 17

DIRECTOR LEADERSHIP STRUCTURE

Chairman

Historically, the Board of Directors’ leadership structure has separated the CEO and Chairman of the Board positions. However, due to Mr. Wood’s departure as our CEO mid-2021, Mr. Cutt was appointed Interim CEO in addition to his role as Chairman at the time of emergence from our restructuring process. In September 2021, the Board appointed Mr. Cutt as CEO on a permanent basis in addition to his role as Chairman. The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and CEO and believes that a Chairman who understands Gulfport’s day-to-day business and the important issues to be addressed by the Board is currently in the best interest of the Company and its stockholders.

Lead Independent Director

The Board has appointed Mr. Wolf to serve as lead director with responsibilities typically performed by an independent Chairman, including acting as chair at meetings of the Board of Directors when the Chairman is not present and preparing the agenda and presiding over executive sessions of the non-management directors of the Board of Directors.

Directors

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our Board is collegial, that all Board members are well engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other directors. Four out of five director nominees are independent under NYSE listing standards and SEC rules. We believe that our independent directors have demonstrated leadership in business enterprises and are familiar with Board processes. Our independent directors are involved in the leadership structure of our Board by serving on our Audit, Nominating, Environmental, Social and Governance and Compensation Committees, comprised entirely of independent directors and each having an independent chairperson.

Committee Chairs

Specifically, our Audit Committee Chair oversees the accounting and financial reporting processes and compliance with legal and regulatory requirements. Our Compensation Committee Chair oversees our compensation policies and practices and their impact on risk and risk management. The Chair of our Nominating, Environmental, Social and Governance Committee oversees our practices relating to health, safety and environmental protection, as well as social and governance matters. Our Nominating, Environmental, Social and Governance Committee Chair also monitors matters related to Board and Committee composition, Board performance and best practices in corporate governance. Each Committee Chair provides independent leadership for purposes of many important functions delegated by our Board of Directors to such Committee.

18 2022 PROXY STATEMENT

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

While our management team is responsible for the day-to-day management of risks, the Board of Directors has primary responsibility for risk oversight. Boards typically exercise this oversight during regular Board meetings, but our Board of Directors also maintains constant and open dialogue with management and reviews and monitors key processes. As a result, they are better able to respond to emerging risks and to influence our strategy to address those risks.

While our Board of Directors is ultimately responsible for risk oversight at the Company, our three Committees assist the Board in fulfilling its oversight responsibilities in the areas of risk below:

Committee	Risk Areas of Focus
Audit	• Financial Reporting • Internal Controls • Legal Compliance • Regulatory Compliance • Reserves Reporting • Risk Management
Compensation	• Compensation Policies • Executive Performance
Nominating, Environmental, Social and Governance	• Board Organization • Membership • Structure • Succession Planning • Corporate Governance • Environment • Public Health • Government Relations • Political Contributions
2022 PROXY STATEMENT 19

EXECUTIVE OFFICERS

The following table sets forth the name, age, positions and business experience of each of our executive officers (other than Timothy J. Cutt, who also serves as a member of our Board and who is listed under “Election of Directors and Director Biographies”):

NAME	POSITIONS AND EXPERIENCE
William J. Buese Age: 50

Executive Vice President, Chief Financial Officer since May 2021

Prior to joining the Company, Mr. Buese served as Vice President, Chief Financial Officer and Treasurer of QEP Resources from January 2020 to March 2021. He joined QEP Resources in 2012 and held positions of increasing responsibility over a nine-year period, including Vice President of Finance and Treasurer and Director of Finance. Prior to joining QEP, Mr. Buese was Director of Finance at MarkWest Energy Partners, LP and served in various finance, treasury, accounting and investor relations roles from 2005 to 2012. Mr. Buese has over 16 years of financial expertise in the energy industry and more than 25 years of financial experience overall. Mr. Buese received his Bachelor of Arts degree in Accounting from Michigan State University and Master of Science degree in Information Systems from the University of Colorado Denver.

Patrick K. Craine Age: 50

Executive Vice President, Chief Legal and Administrative Officer since June 2021

Mr. Craine joined Gulfport as Executive Vice President, General Counsel and Corporate Secretary in May 2019. Mr. Craine has over 25 years of extensive senior-level experience handling a broad range of securities, corporate, regulatory, governance, compliance and litigation matters, with particular expertise in the energy industry. He joined Gulfport from Chesapeake Energy Corporation (NYSE: CHK) (“Chesapeake”), a hydrocarbon exploration company, where he served as Deputy General Counsel – Chief Risk and Compliance Officer from 2013 until 2019. Prior to joining Chesapeake, Mr. Craine was a partner with Bracewell LLP, a global law firm, where his practice focused on securities and corporate regulatory matters and investigations. Before Mr. Craine entered private practice, he served as a lawyer with the SEC and the Financial Industry Regulatory Authority, where he held leadership positions in their Oil and Gas Task Forces. Mr. Craine received his Bachelor of Arts degree, summa cum laude, Phi Beta Kappa, from Wabash College, and his Juris Doctorate, cum laude, from the Southern Methodist University Dedman School of Law.

Michael J. Sluiter Age: 49

Senior Vice President, Reservoir Engineer since December 2018

Mr. Sluiter joined Gulfport from Noble Energy, Inc., where he held various engineering positions from January 2012 to November 2018, including, most recently, as the Permian Basin Business Unit Manager. Mr. Sluiter has over 17 years of experience in unconventional resource development, reservoir engineering, subsurface development, business development and acquisitions, as well as leadership skills, which he developed at Noble Energy, Santos Australia and Santos USA. Mr. Sluiter began his career as a wireline field services engineer for Schlumberger in Thailand. Mr. Sluiter received a Bachelor of Science degree in Chemical Engineering from the University of Sydney, Australia.

Robert J. Moses Age: 42

Senior Vice President, Operations and Drilling since March 2020

Mr. Moses joined Gulfport as the Vice President of Operations, Appalachia in August 2019. Prior to joining the Company, Mr. Moses spent over 15 years at Noble Energy, Inc., where he most recently served as a Director of Operations for Noble’s Eagle Ford and Denver-Julesburg (DJ) business units, managing approximately one-third of Noble’s total production at the time. Prior to that, he held various leadership roles including Operations Manager for Noble’s Marcellus business unit along with several international roles including Asset Manager for the Tamar asset (offshore Israel), Project Manager for West Africa subsea development and Lead Reservoir Engineer for West Africa. In addition, Mr. Moses served as a Senior Financial Analyst in the International division and spent four years as an international drilling and completion engineer for Noble. Mr. Moses received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Business Administration degree from Texas Christian University.

20 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Letter from the Compensation Committee Chair

Our new Board and Compensation Committee provided new perspectives and ideas. In May 2021, we emerged from bankruptcy with a newly constituted Board and a new Interim Chief Executive Officer and Chief Financial Officer. Upon emergence, the members of the New Compensation Committee included Mr. J. Martinez, Mr. G. Martinez, Mr. Reganato and Mr. Wolf. The Compensation Committee performed an in-depth review of the Company’s executive compensation plans which included an assessment of peer groups, total compensation philosophy, equity usage and appropriate incentive metrics and governance practices while reflecting on the feedback of our stockholders received during the course of our emergence and stockholder engagement efforts.

While Gulfport Energy adopted certain pay practices and strategies during the bankruptcy process, these steps allowed the Company to retain key executive talent and provided an opportunity to focus leadership’s efforts on delivering solid results for 2021 for both the stockholders and Gulfport Energy employees, and to establish a platform for our future success.

The Compensation Committee also understood the need to properly align executives and stockholders upon emergence from bankruptcy, and we are confident that as you read through this Compensation Discussion and Analysis you will understand that these steps were necessary and in the best interest of both the stockholders and Gulfport Energy executives and employees. We also want to share our commitment to executive compensation practices that are in-line with industry best practices going forward in the areas of base pay, incentive pay and equity awards. We consider 2021 to be the end of operating under a distressed company model.

We would expect that on a go-forward basis we will continue to benchmark our pay against similar companies in terms of structure and practices. We will also continue to work very closely with our stockholders on their views on pay for performance and alignment on executive compensation.

Thank you for your confidence and investment in Gulfport Energy.

Respectfully submitted by the Compensation Committee,

Jason Martinez, Chair

Guillermo (Bill) Martinez

David Reganato

David Wolf

Dated: May 2, 2022

2022 PROXY STATEMENT 21

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, explains the Compensation Committee’s compensation philosophy, summarizes our executive compensation programs and describes compensation decisions for Gulfport’s Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, the next three highest paid executive officers for 2021 and three former executive officers who departed from the Company during 2021. These executive officers, known as our NEOs, are as follows:

Timothy J. Cutt	Chief Executive Officer and Chairman of the Board
William J. Buese	Executive Vice President, Chief Financial Officer
Patrick K. Craine	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary
Michael J. Sluiter	Senior Vice President of Reservoir Engineering
Robert J. Moses	Senior Vice President of Operations and Drilling
David M. Wood	Former Chief Executive Officer and President
Quentin R. Hicks	Former Executive Vice President, Chief Financial Officer
Donnie G. Moore	Former Executive Vice President, Chief Operating Officer
22 2022 PROXY STATEMENT

EXECUTIVE SUMMARY
Gulfport 2021 Business Performance Highlights

Through our restructuring we were able to emerge with a strengthened balance sheet and materially improved fixed-cost structure. Gulfport is beginning this new chapter with a strategy focused on continuing to reduce costs and generating sustainable free cash flow to drive stockholder value.

Key accomplishments in 2021 included:

Strategic

•        Emerged from restructuring process on May 17, 2021 with an improved balance sheet and fixed-cost structure;

•        Right-sized firm transportation commitments and negotiated new, cost-competitive midstream agreements to better align with our operating plan;

•        Reduced our total debt by more than $1.4 billion and materially reduced annual cash interest expense; and

•        Significantly improved our leverage ratios.

Financial

•        Amended and refinanced our Exit Credit Facility with a New Credit Facility, increasing our elected commitment from $580 million to $700 million and our liquidity by more than $160 million; and

•        Reduced total per unit expense, which includes lease operating expense, midstream transportation, gathering and processing expense, taxes other than income, recurring general and administrative expense and interest by approximately 20% when compared to 2020.

Operational

•        Delivered total net production 2% above and capital expenditures 2% below the midpoint of original 2021 guidance; and

•        Reported year-end estimated net proved reserves of 3.9 Tcfe and total discounted future net cash flows of $4.1 billion.

Health, Safety & Environmental

•        Launched monthly vendor safety meetings;

•        Developed and delivered a Supervisor’s Work Safe Program training for our leaders to guide them in leading safety-related conversations, meetings, and performance discussions; and

•        Created a new program called Work Green with three focus areas – air, land, and water – to highlight and emphasize our commitment to being environmental stewards in the communities where we operate.

Corporate Social Responsibility

•        Partnered with Dolly Parton’s Imagination Library in Ohio to provide books to more than 3,750 children in Belmont, Jefferson and Monroe Counties;

•        Participated in partnerships with the American Heart Association and the Oklahoma City Energy FC Sidekicks; and

•        Completed environmental volunteer efforts in Ohio and Oklahoma, planting trees and river remediation efforts to highlight the launch of Gulfport’s Work Green program.

2022 PROXY STATEMENT 23

EXECUTIVE SUMMARY
Key 2021 Executive Compensation Actions

In consideration of our long-term strategy and stockholder feedback following a robust program of engagement (see “Stockholder Engagement and Annual Say-on-Pay Advisory Vote” below), the Company took the following actions in 2021:

•        Upon emergence, on May 17, 2021, the Board of Directors appointed Timothy J. Cutt as Interim Chief Executive Officer and Chair of the Board and William Buese as Chief Financial Officer. On September 2, 2021, Mr. Cutt assumed the role of Chief Executive Officer and Chairman of the Board.

•        Existing employment agreements with Messrs. Craine, Sluiter and Moses were affirmed through the bankruptcy. The Company entered into an employment agreement with Mr. Buese upon his hire as Chief Financial Officer on May 17, 2021.

•        Implemented key changes to the Company’s equity award structure in 2021:

•        Certain of our executives received a grant of post-emergence equity awards consisting of 60% performance-based restricted stock units that vest after a three-year performance period and 40% time-based restricted stock units that vest in three equal installments over a three-year period;

•        Pursuant to his offer letter, Mr. Cutt received a grant of post-emergence equity awards consisting of 50% performance-based restricted stock units that vest after a three-year performance period and 50% time-based restricted stock units that vest in eight equal bi-annual installments over a four-year period; and

•        These performance-based restricted stock units include targets for both absolute total shareholder return, or TSR, and relative TSR as measured against a peer group of companies, to ensure shareholder alignment.

•        Established annual performance bonus opportunities and long-term equity award targets to closely align our NEOs’ financial interests with those of our stockholders and to continue to link a larger portion of such NEOs’ compensation to the performance of our stock and operational performance.

•        Selected metrics in our annual incentive plan to include financial metrics directly tied to the financial health of the Company and specific and quantifiable health, safety and environmental metrics:

•        Achievement of pre-emergence and post-emergence short-term incentive plan key performance indicators (“KPIs”) exceeded pre-set targets.

•        Continued to provide robust disclosure of our performance metrics and targets for both performance-based cash and equity awards.

•        Reaffirmed formal stock ownership guidelines to ensure our Board of Directors and executive officers own a stake in the Company that is sufficient to align their interests with their fellow stockholders.

24 2022 PROXY STATEMENT

EXECUTIVE SUMMARY

The Compensation Committee will continue to consider the feedback from our stockholders when making compensation decisions for our NEOs.

Practices We Follow
✓

Incentives Aligned with Stockholders.    All post-emergence long-term equity incentive awards granted in 2021 were in the form of either time-based or performance-based restricted stock units, and the performance-based restricted stock units vest based on absolute and relative TSR metrics tied to share price, further aligning management with stockholders.

✓

NEO pay is at-risk.    The majority of our post-emergence executive compensation is conditioned on achievement of pre-determined operational, capital efficiency and safety and environmental targets, as well as absolute TSR and relative TSR metrics measured against a broad peer group.

✓

Performance-based awards are prevalent.    Upon emergence, 60% of the NEOs’ equity incentive awards (50% for the CEO) consisted of performance-based equity awards that vest based on absolute and relative TSR metrics measured over a three-year performance period.

✓	Robust disclosure of our performance metrics and targets. We provide detailed disclosure of our performance metrics in our CD&A.
✓

Balanced approach to executive compensation.    We view the combination of long-term, short-term and equity and cash compensation, prioritizing long-term equity compensation and focusing on performance-based equity and cash compensation when analyzing total compensation plans.

✓	Ownership guidelines. Reaffirmed robust stock-ownership guidelines for directors and executive officers.
✓	Risk Management. We perform annual enterprise risk assessments to ensure our use of incentive metrics doesn’t add undue risk to the business.
✓	Clawback and recoupment processes. We maintain a clawback policy that allows us to recover incentive compensation in certain circumstances.
✓	Executive Compensation best practices. The Compensation Committee uses an independent compensation consulting firm to provide input into our executive compensation programs.
Practices We Prohibit
✗	Minimum bonuses or guarantees. The Company does not guarantee minimum bonuses and relies on target achievement to determine annual bonus payments.
✗	Single-trigger vesting of equity awards. The Company does not allow for single-trigger vesting of equity awards in connection with a change of control.
✗	Providing tax gross-ups. No tax gross-up payments have been provided to our NEOs.
✗	Hedging or pledging Gulfport Energy Stock. The Company does not allow hedging or pledging of Gulfport securities by our NEOs or directors.
✗	Liberal share recycling. We do not allow liberal share recycling in our stock incentive plan.
✗	Holding Gulfport Energy stock in a margin account. The Company does not allow securities to be held in a margin account by our NEOs or directors.
✗	Excessive perquisites or executive benefits plans. No pension, supplemental executive retirement plan or other excessive perquisite plans are made available to our NEOs.
✗

Repricing of Stock Options.    The Company did not grant stock options in 2021, currently has no plans to grant stock options in the future and would not reprice any outstanding stock options that might be outstanding.

2022 PROXY STATEMENT 25

EXECUTIVE SUMMARY
Compensation Aligned with Performance

The Compensation Committee believes that executive compensation should be designed to deliver competitive pay when performance targets are achieved. Most of the executive compensation should be at-risk and when business results exceed targets, executives should share in those rewards based on their efforts. If the Company does not achieve established performance metrics, the executive team should receive pay that reflects that lower achievement. We believe this pay for performance alignment is working as realized pay for 2021 was above target levels due to exceeding pre-set performance thresholds.

The target total direct compensation of our NEO’s under the pre-emergence portion of 2021 was largely fixed in 2020 and consisted of base pay and short-term incentive targets established in 2020. No long-term incentive awards were issued to our NEOs until post-emergence grants were made in July of 2021. Since our emergence, the majority of our current NEOs total compensation is dependent on the successful achievement of company results as measured by either short-term incentive plan metric achievement or achievement of performance measures and stock price appreciation of the Company’s common stock. While the post-emergence period only covered August through December of 2021, we are comfortable that both the overachievement of short-term incentive metrics and the appreciation in the Company’s common stock share price during that time were properly aligned and expect that alignment to continue. The target total direct compensation of our NEOs is largely influenced by pay-at-risk or variable compensation, tying the pay of the executive to the Company’s performance and share price of the Company’s common stock.

Stockholder Engagement and Annual Say-On-Pay Advisory Vote

The Compensation Committee is committed to engaging with our stockholders and learning their expectations for executive compensation, corporate governance and safety, environmental and other social responsibility matters at Gulfport Energy. Although the Company did not hold a Say-On-Pay vote in 2021 due to the restructuring process, the Company did consider the results of the last vote held in 2020 and remains committed to meeting with stockholders to solicit feedback on our executive compensation practices and did so following emergence. Based on the results of the Company’s last advisory vote on the frequency of future Say-On-Pay votes at the Company, also known as a say-on-frequency vote, the Company will continue to hold annual Say-On-Pay votes until the Company’s next say-on-frequency vote in 2023.

Since emergence, the Company held discussions with stockholders representing approximately 70% of shares outstanding. Through these conversations, our stockholders emphasized their expectation that management should be focused on driving results that deliver stockholder value. Our stockholders agree that executives should not be paid at target levels unless financial targets are achieved and expressed a desire to see specific and measurable targets for the year. Stockholders also expressed a desire for executives to have exposure to the absolute return of the Company’s common stock without regard to broader market fluctuation. As a result, changes were made to the performance-based restricted stock unit payout matrix upon emergence to incorporate this concept. In addition, an increasing number of stockholders showed continued interest in Gulfport’s environmental, social, and governance practices.

After carefully considering input from stockholders, the Company took the following actions in 2021:

•        Granted performance-based equity awards in the form of performance-based restricted stock units tied to absolute and relative TSR, vesting over a three-year performance period, comprising at least 60% of all the equity awards granted to our NEOs (50% for the CEO) in July 2021;

•        Adjusted post-emergence short-term incentive opportunities and long-term equity award targets to more closely align our NEOs’ financial interests with those of our stockholders and to continue to link a larger portion of NEOs’ compensation to our operational and share price performance;

•        Provided robust disclosure of our performance metrics and targets for both performance-based cash and equity awards; and

•        Utilized metrics in the pre- and post-emergence annual incentive plans to include financial metrics directly tied to the financial health of the Company and including specific and quantifiable health, safety and environmental metrics.

The Compensation Committee will continue to consider the feedback from our stockholders when making compensation decisions for our NEOs.

26 2022 PROXY STATEMENT

EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PHILOSOPHY AND COMPONENTS

Philosophy and Objectives

Our executive compensation philosophy post-emergence is guided by the following objectives:

EXECUTIVE COMPENSATION
Alignment with Stockholder Interests

By providing the majority of compensation in long-term equity awards, stressing pay for performance, managing dilution to our stockholders and encouraging an ownership culture, we aim to align the interests of our executives with those of our stockholders.

Pay for Performance

The Company is focused on rewarding performance by creating incentive awards based on achievement of pre-set targets and performance factors. A significant portion of our NEOs’ compensation is delivered in long-term incentives, making our NEOs’ realized total direct compensation heavily dependent upon Company performance and stock price.

Competitive Compensation

The Company believes it is imperative to maintain compensation programs competitive with our peer group to attract, retain and motivate executives and our future leaders in a way that is in line with the compensation of executive positions at similar companies.

Our executive compensation programs play an important role in helping us achieve our business objectives and effectively reward executive officers for our Company’s annual and long-term performance and individual contributions to performance.

Overview of Post-emergence NEO Total Direct Compensation Components for 2021

Pay Element	Vehicle	Philosophy
Long-Term Incentives	• Performance-Based Restricted Stock Units

•   Performance-based restricted stock units that are tied to total shareholder return over a performance period that aligns stockholders and executive interests, providing an additional reward opportunity for the executive when absolute and/or relative returns exceed those of our peer group.

• Time-Based Restricted Stock Units

•   Time-based restricted stock unit grants that vest in equal annual installments over 3 years, or in the case of our CEO, in eight bi-annual installments over 4 years. If the executive remains with the Company, the executive experiences either increased or decreased pay levels based on the performance of the stock price as the executive is fully aligned with the return of the Company’s stock.

Short-Term Incentive	• Annual incentive opportunity to earn a percentage of base pay based on annual operating objectives

•   Provides incentive opportunities that are aligned with the approximate median opportunity of our peer group when performance targets are achieved. When targets are exceeded, the executive should be rewarded for their efforts with pay that exceeds the median of the peer group. When targets are not achieved, the executive should earn pay levels below the median of the peer group.

Base Pay	• Base pay rates that are reviewed annually and subject to Compensation Committee recommendations

•   Provide fixed base salaries that are competitive at the approximate median of our peer group. Base pay should allow the Company to provide market competitive pay for the primary duties associated with the role of the executive.

Benefits	• Health, dental and vision insurance available to all employees. 401K program, vacation policy and disability plans to provide income replacement due to long-term or short-term illness	• Provide core health, welfare and retirement savings plans for executives. Provide substantially the same programs for all employees with minimal executive perquisites.
2022 PROXY STATEMENT 27

EXECUTIVE SUMMARY

As part of our post-emergence executive compensation philosophy, the Compensation Committee places a significant portion of NEO pay at risk, with the largest single component of pay in the form of long-term equity awards, which for 2021 consisted of performance-based and time-based restricted stock units.

Determining our Executive Compensation

Benchmarking Against Our Compensation Peer Group

Gulfport utilizes a peer group of companies, or the Compensation Peer Group, as a reference point when establishing both compensation levels for NEOs as well as program structures, to achieve competitiveness in the market.

2021 Compensation Peer Group

The compensation committee engaged its independent consultant, WTW, formerly Willis Towers Watson, to establish the appropriate peer group for executive compensation for 2021. Potential peers were identified using revenue, primary business, equity value/debt ratio, other relevant financial metrics (EBITDA, market capitalization, assets, net income, etc.), gas weighting and the number of operations/regions. Upon review and analysis of potential peers using these criteria, the peers below were identified as both suitable and relevant to comprise the Company’s 2021 peer group. The revision of the Compensation Peer Group resulted in relative alignment of Gulfport’s key metrics at the time the peer group was established.

In general, and consistent with a performance-based compensation philosophy, the Compensation Committee seeks to establish executive base pay within a competitive range of the appropriate peer group median, with an opportunity to earn greater overall compensation in the event it is warranted by our performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in Gulfport, experience, and contribution to our success. For benchmarking purposes, the Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in our Peer Group, as set forth in those companies’ proxy statements for the prior year. WTW proposes companies to be included in the Compensation Peer Group and the methodology for selecting that peer group and may consult with management to confirm that the most appropriate companies are selected. The Compensation Committee then reviews and, as it may deem appropriate, approves the Compensation Peer Group for the applicable compensation year. The companies identified were at their time of selection, in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Compensation Peer Group on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent. The Compensation Committee also uses industry-specific survey data as an additional reference point to assist in the compensation decisions making process.

2021 Compensation Peer Group
Berry Petroleum Corporation Centennial Resource Development, Inc. Comstock Resources, Inc. Laredo Petroleum, Inc. Murphy Oil Corporation SM Energy Company	Cabot Oil & Gas, Inc. Cimarex Energy Co. EQT Corporation Magnolia Oil and Gas Corporation PDC Energy, Inc. Southwestern Energy Company	Callon Petroleum Company CNX Resources Corporation Extraction Oil and Gas, Inc. Matador Resources Company Range Resources Corporation Talos Energy Inc.
PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors oversees our compensation programs for executive officers and all employees. From January 1, 2021 until May 16, 2021, the Compensation Committee was comprised of Ben T. Morris (Chair), Deborah G. Adams and John Somerhalder, all of whom were independent directors (the “Former Compensation Committee”). Beginning May 17, 2021, the Compensation Committee was comprised of Jason Martinez (Chair), David Reganato, David Wolf, and Guillermo (Bill) Martinez (the “New Compensation Committee”). All members of the Compensation Committee are independent directors.

28 2022 PROXY STATEMENT

EXECUTIVE SUMMARY

The Role of Our Compensation Committee

The Compensation Committee generally reviews and typically makes its decisions regarding the annual compensation of our NEOs at its regular meetings in the first half of each year. These decisions include:

•        Certifying annual performance-based cash incentive awards;

•        Establishing target incentive opportunities and applicable performance objectives for the current year’s annual cash incentive awards;

•        Approving adjustments to base salary, annual cash incentive levels and long-term equity-based incentive levels; and

•        Granting long-term equity-based incentive awards and determining the types of awards for the current year.

The Compensation Committee may also adjust compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status and significant corporate events, as well as to reflect changing market conditions or for other competitive purposes.

In making its decisions, the Compensation Committee assesses each NEO’s impact during the year and overall value to Gulfport, specifically considering the NEO’s contribution to the growth of Gulfport’s value, operational and financial performance, performance in the NEO’s primary area of responsibility, impact on strategic initiatives, recommendations of our independent compensation consultant, the NEO’s role and trajectory in succession planning and development, recommendations from our CEO with respect to our other NEOs and other intangible qualities that contribute to corporate and individual success.

The Role of our CEO

The Compensation Committee evaluates our CEO based on the Company’s performance metrics, leadership roles as a member of the Board and our lead representative to the investment community and other criteria. The CEO’s total compensation package is determined by the Compensation Committee, based upon its evaluation and input from our independent compensation consultant. Our CEO’s compensation ultimately reflects Gulfport’s performance, personal performance, competitive industry practices and the terms of our employment arrangement with the CEO.

Our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing recommendations, the CEO considers the recommendations of the Compensation Committee’s independent compensation consultant, as well as each NEO’s performance against the Company performance metrics and contribution to Gulfport’s performance. The independent compensation consultant reviews and provides comments to the Compensation Committee based on our CEO’s recommendation with respect to our NEOs, other than our CEO. Our CEO does not participate in deliberations or decisions concerning his own compensation.

The Role of the Compensation Consultants

Prior to entering bankruptcy, the Compensation Committee engaged in a request for proposal for executive compensation advisory services and conducted an extensive interview with multiple consultants. Although WTW had been retained by the previous Compensation Committee in 2020, they did not provide pre-bankruptcy advisory services on specific programs. The committee retained the service of WTW to perform executive compensation advisory services, reporting directly to the Compensation Committee Chair. Upon emergence from bankruptcy, the Compensation Committee solicited proposals from several executive compensation consulting service providers. Upon evaluating the proposals, the Compensation Committee decided to continue the relationship with WTW for executive compensation consulting. The Compensation Committee determined that the expertise that WTW had in the executive compensation consulting space with other similar Exploration and Production (“E&P”) companies navigating the bankruptcy process, in addition to deep insights into compensation practices of other similar companies, was critical for Gulfport Energy. WTW provided contemporary best practices in base pay administration, short-term incentive plan design and long-term incentive plan design, specifically in management incentive plans for emerging companies. This information, which included reviews of peers, a broader E&P group and general industry practices, was used by the Compensation Committee to determine base salary, short-term incentives and long-term incentives for executives upon emergence.

2022 PROXY STATEMENT 29

EXECUTIVE SUMMARY

WTW also provided support with regulatory and other considerations that affect compensation programs generally, as requested by the Compensation Committee, as well as assistance in preparation of the CD&A.

WTW reported exclusively to the Compensation Committee, with respect to the services described above. During 2021, WTW provided other services to us, but the total fees for services did not exceed $120,000. The Compensation Committee reviewed the independence of WTW and determined that there were no conflicts of interest because of the Compensation Committee’s engagement of WTW.

The Compensation Committee evaluates the independence of its compensation consultant(s) on an ongoing basis.

2021 COMPENSATION PROGRAM DESCRIPTION

As previously disclosed in our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed on April 30, 2021, the (the “2020 10-K/A”), the Company’s executive compensation program changed in August 2020 from the plan adopted during the restructuring and in light of a possible bankruptcy filing, to a program aligned with company metrics upon emergence.

Base Salary

The Compensation Committee engaged WTW to review the overall competitiveness of our executive compensation program for 2021, with continued focus on ensuring the alignment of management compensation with performance and the achievement of Gulfport’s long-term strategic goals. This engagement occurred prior to entering bankruptcy, during the bankruptcy process and upon emergence once the new Board had been installed. The Compensation Committee reviews NEO base salaries on an annual basis, with a goal of providing market competitive, fixed cash compensation. The Compensation Committee assesses comparable salary information provided by its independent compensation consultant as one factor when determining the base pay for NEOs.

Name	Base Salary YE 2020	Percent Increase (%)	Base Salary YE 2021
Timothy J. Cutt	—	—	$750,000
William J. Buese	—	—	$450,000
Patrick K. Craine	$435,000	3.4%	$450,000
Michael J. Sluiter	$360,000	—	$360,000
Robert J. Moses	$350,000	—	$350,000
David M. Wood	$834,000	—	—
Quentin R. Hicks	$425,000	—	—
Donnie G. Moore	$505,000	—	—

Other factors the Compensation Committee considers in determining base pay for each of the NEOs include, but are not limited to: the NEO’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The relative weighting of these factors varies by NEO depending on their position and responsibilities. In August 2021, the base salary of our Chief Legal and Administrative Officer Mr. Craine was adjusted by 3.4% from $435,000 to $450,000 to reflect increased responsibility and competitive pay levels when compared to other similar positions after reviewing median base pay levels at our Company’s selected peer group firms. No other changes were made to NEOs’ base salaries during 2021.

Annual Incentive Awards

The Compensation Committee established a performance-based annual cash incentive program for 2021 that tied our NEOs’ compensation directly to pre-established performance metrics. Targeted annual incentive award levels were based on market information supplied by the independent compensation consultant. Individual awards may be decreased at the discretion of the Compensation Committee based on overall corporate performance for the year and other considerations.

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EXECUTIVE SUMMARY

2021 Annual Short-Term Incentive Bonus Metrics

Pre-emergence Metrics

As previously disclosed in the 2020 10-K/A, the pre-emergence short-term incentive plan, or STI Plan, for 2021 covered the period of January 1, 2021 to July 31, 2021 and was comprised of pre-emergence incentive targets set by the Compensation Committee. The 2021 portion of the STI Plan was defined and approved in 2020 in connection with entering the bankruptcy process and was the continuation of a program that covered the period beginning August 1, 2020. The metrics of the 2021 portion of the STI Plan focused on the key performance objectives identified at the beginning of the bankruptcy process as the most important objectives for Gulfport to successfully emerge as soon as possible while focusing on cost control and containment and safety and environmental best practices. The metrics were identified with pre-established targets and performance periods identified through July of 2021 which were determined to be in the best interest of the Company. While these performance targets were pre-paid, all NEOs were subject to a clawback feature if performance targets were not achieved and maximum performance payouts were capped at 100%. Following the close of the performance period, the Compensation Committee reviewed the actual performance of each KPI and determined that the actual performance goals were exceeded and as a result, performance-based cash incentives would be paid out at 100% for the pre-emergence plan. Specific performance targets and achievement of actual results are included in the table below.

2021 STI Metrics (Pre-EMERGENCE)

	Weighting	Threshold	Target	Maximum	Cumulative 2021 Actual	2021 Performance Achievement %
G&A Costs ($MM)	20%	$57.3	$53.3	$49.3	$36.4	150%
Operational LOE ($/Mcfe)	20%	$0.17	$0.15	$0.14	$0.148	109%
Safety Incidents/Reportable Spills	20%	17/25	12/20	7/15	8/4	131%
Strategic Goal 1	20%	Secure DIP financing. Pass 100%/Fail 0%				100%
Strategic Goal 2	20%	Secure exit financing. Pass 100%/Fail 0%				100%
Total Achievement Percentage(1)						118%

(1)  Bonuses were prepaid in 2020 at target achievement, subject to clawback if performance metrics were not met, as part of the Company’s Revised 2020 Incentive Compensation Program (the “Revised 2020 Incentive Compensation Program”) prior to and during the restructuring, and the maximum payout for the NEOs was capped at 100% achievement.

Post-emergence Metrics

Upon emergence from the bankruptcy process, the Compensation Committee determined the appropriate KPIs for the STI plan for the balance of 2021 and set performance targets accordingly. The KPIs included thresholds, targets and maximums that were based on predetermined financial and key performance metrics. At the completion of the performance period ending December 31, 2021, the Compensation Committee reviewed financial results, as disclosed below, and key performance indicators and approved 2021 STI payout results based on those achievements. This achievement resulted in an overall payout of 107% of target awards. Below is a summary of KPIs and results for the 2021 post-emergence STI plan.

2021 STI Metrics (POST-EMERGENCE)

	Weighting	Threshold	Target	Maximum	2021 Actual	2021 Payout
Recurring Cash G&A ($MM)(1)	33%	$22.2	$20.7	$19.1	$15.7	150%
Operated LOE per Mcfe ($/Mcfe)	33%	$0.149	$0.136	$0.122	$0.143	72%
Safety Incidents/Spills	34%	4/4	3/3	2/2	1/4	100%
Total Achievement Payout						107%

(1)  Recurring general and administrative expense is a non-GAAP financial measure equal to general and administrative expense presented on the income statement, plus capitalized G&A and less any non-recurring general and administrative expense. Non-recurring general and administrative expenses are related to certain legal, financial advisory and consulting charges.

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EXECUTIVE SUMMARY

2021 Target Annual STI Opportunities and Actual Annual STI Payments

The Compensation Committee established the target annual cash STI opportunity for each of the NEOs, taking into consideration the terms of any applicable employment agreement, and approved the following cash payments based on the Company’s 2021 pre- and post-emergence results performance as described above.

PRE-EMERGENCE REVISED 2020 INCENTIVE COMPENSATION PLAN

Name	Revised 2020 Incentive Compensation Program Incentive Target(1) (August 2020 – July 2021) (Quarterly Incentive Target)	Actual Annual Incentive (as % of Target Annual Incentive)(2)	Portion Earned in 2020(3)	Portion Earned in 2021(4)
Patrick K. Craine	$ 957,000	100%	$ 398,750	$ 558,250
Michael J. Sluiter	$ 468,000	100%	$ 195,000	$ 273,000
Robert J. Moses	$ 265,417	100%	$ 189,583	$ 265,417
David M. Wood	$2,606,250	100%	$1,085,938	$1,520,313
Quentin R. Hicks	$ 935,000	100%	$ 389,583	$ 545,417
Donnie G. Moore	$1,136,250	100%	$ 473,438	$ 662,813

(1)  These amounts represent the pre-emergence prepaid incentive target awards granted to our NEOs in 2020 under the Revised 2020 Incentive Compensation Program (the “Pre-Emergence Incentive Awards”).

(2)  The actual performance achievement of the Pre-Emergence Incentive Awards was 118%, as shown on page 31, when measured against the applicable pre-set KPI targets. However, the payment of the Pre-Emergence Incentive Awards was capped at 100% due to prepayment of the Pre-Emergence Incentive Awards in 2020, which was subject to clawback if the performance targets were not met.

(3)  Amounts in this column represent the portion of the Pre-Emergence Incentive Awards that was earned as of December 31, 2020.

(4)  Amounts in this column represent the portion of the Pre-Emergence Incentive Awards that was earned in 2021.

Post-Emergence 2021 STI Plan

Name	Target Annual Incentive (as % of Base Salary)	Target Annual Incentive	Actual Annual Incentive Performance Achievement (as % of Target Annual Incentive)(1)	2021 Payment(2)
Timothy J. Cutt	100%	$750,000	107% (pro-rated from date of hire)	$509,279
William J. Buese	90%	$405,000	107% (pro-rated from date of hire)	$275,011
Patrick K. Craine(3)	90%	$405,000	107% (pro-rated for 5 months)	$183,340
Michael J. Sluiter	60%	$216,000	107% (pro-rated for 5 months)	$ 97,782
Robert J. Moses	60%	$210,000	107% (pro-rated for 5 months)	$ 95,065

(1)  Proration for the calculation of Mr. Cutt’s and Mr. Buese’s post-emergence target annual incentive awards was based on their respective dates of hire, and was calculated based on the number of payroll cycles that occurred during the performance period.

(2)  This amount was prorated based on eligible payroll earnings during the performance period, rather than aggregate base salary.

(3)  Mr. Craine’s base salary was increased from $435,000 to $450,000 on August 5, 2021 and his post-emergence target annual incentive award was calculated based on this new rate.

Inducement/Sign-On Bonus

Pursuant to their respective offer letter or employment agreement, Mr. Cutt and Mr. Buese each received a one-time $75,000 signing bonus when they joined the Company in May 2021. This inducement award also covered any non-business-related travel such as commuting expenses which are paid for by the executive and not eligible for reimbursement.

32 2022 PROXY STATEMENT

EXECUTIVE SUMMARY

Long-Term Incentive Awards

Each year we grant our NEOs long-term incentive awards, that have historically consisted of equity-based awards. The Compensation Committee determines the amount of these awards, as well as the mix of equity vehicles. The objectives of our long-term incentive plan are to: (i) create significant alignment between the interests of our NEOs and our stockholders; (ii) attract and retain the services of critical talent; and (iii) focus our executives on our sustained growth and financial success.

Pre-emergence Plan

As previously discussed in the 2020 10-K/A, the Compensation Committee conducted a comprehensive review of the Company’s compensation programs and in consultation with its independent compensation consultant with expertise in executive compensation practices in distressed situations and other legal advisors, the Compensation Committee determined that significant changes were necessary to retain and motivate the Company’s employees. The Compensation Committee adopted a compensation model focused on cash retention and short-term incentives through bankruptcy emergence. Upon emergence, new metrics were established considering best practices among similarly situated companies, and as a result no long-term pre-emergence awards were granted in 2021.

Post-emergence Plan

As previously discussed in the 2020 10-K/A, the Company, after considering the advice of the experts in distressed company executive compensation practices, had previously relied upon a compensation model that focused on cash retention and short-term incentives under a distressed company model through bankruptcy emergence. Upon emergence from bankruptcy, the newly constituted Compensation Committee, in consultation with the independent compensation consultant and other legal advisors, focused on determining the appropriate long-term incentive awards for the NEOs for 2021. The Compensation Committee determined that since any previous equity executives might have had was forfeited upon emergence from bankruptcy, there was an immediate need to retain and align executives and stockholders through equity grants. In July of 2021, the Compensation Committee granted multi-year equity grants that were comprised of performance and time-based restricted stock units.

Equity Awards

As is customary for companies emerging from bankruptcy where all previous shares that might have been granted to an executive were forfeited, post-emergence grants were made to our NEOs. The objective of the post-emergence grants to our NEOs was to encourage our NEOs to remain employed with the Company and to provide alignment with our new stockholders. An explanation of the post-emergence grants, including the number of shares granted to each executive and the vesting conditions, is detailed below.

DETERMINING AWARD STRUCTURE AND SETTING THE TARGET AWARD OPPORTUNITY

The Compensation Committee considers the grant date fair value of the long-term incentive package, the package’s potential dilutive effect on our outstanding shares of common stock and the number of shares available for grant under the 2021 Incentive Plan (as defined below) in determining the aggregate number of shares to be awarded as individual long-term incentive awards for our NEOs. The Compensation Committee evaluates stockholder dilution based on equity compensation plans compared to the total amount of the Company’s outstanding common stock. In determining the appropriate long-term incentive awards to grant NEOs other than the CEO, the Compensation Committee considers the recommendations of the CEO. The Compensation Committee reviewed market values with respect to the annual long-term incentive awards granted to similarly situated executives at the Compensation Peer Group and other oil and gas companies that had recently emerged from bankruptcy, as well as other executive compensation data provided by WTW, when determining the appropriate value of equity awards to grant post-emergence for 2021. For 2021, the Compensation Committee determined that the CEO would receive an equity grant consisting of 50% performance-based restricted stock units and 50% time-based restricted stock units in accordance with his offer letter as Interim Chief Executive Officer and Chairman of the Board. Certain of our other NEOs received an equity grant consisting of 60% performance-based restricted stock units and 40% time-based restricted stock units. The time-based restricted stock units vest in equal annual installments over a three-year period (other than for our CEO). Per Mr. Cutt’s offer letter, his time-based

2022 PROXY STATEMENT 33

EXECUTIVE SUMMARY

restricted stock units vest in eight equal bi-annual installments over a four-year period. The performance based restricted stock units vest after a three-year performance period, based on the Company’s achievement of relative TSR as compared to a peer group of companies and absolute TSR, in each case, as described in the chart below.

		Relative TSR
		> 75th percentile of the Peer Companies	50th percentile – < 75th percentile of the Peer Companies	25th percentile – < 50th percentile of the Peer Companies	< 25th percentile of the Peer Companies
Annualized Company TSR	< 5.0%	0%	0%	0%	0%
	> 5.0% – 7.5%	50%	25%	0%	0%
	> 7.5% – 10.0%	125%	100%	75%	50%
	> 10.0% – 15.0%	150%	125%	100%	75%
	> 15.0% – 20.0%	175%	150%	125%	100%
	> 20.0%	200%	175%	150%	125%

2021 Post-Emergence Equity Awards

Named Executive Officer	2021 LTI Award (RSUs)	Grant Award Value ($)(1)	2021 LTI Award (PSUs)	Grant Award Value ($)(2)
Timothy J. Cutt(3)	24,590	$1,616,793	24,590	$1,616,793
William J. Buese(4)	17,377	$1,142,538	26,066	$1,713,840
Patrick K. Craine(5)	41,722	$2,743,222	62,711	$4,123,248
Michael J. Sluiter(6)	8,345	$ 548,684	12,542	$ 824,637
Robert J. Moses(7)	8,345	$ 548,684	12,542	$ 824,637

(1)  The time-based restricted stock unit values are based on the closing price of the Company’s common stock on the grant date.

(2)  The performance-based restricted stock unit awards are shown in this table based on the target number of shares subject to the awards and the closing price of the Company’s common stock on the grant date. The Company used a Monte Carlo simulation for purposes of determining the grant date fair value of these awards as reflected in the Summary Compensation Table. Please see note 2 to the Summary Compensation Table.

(3)  On July 21, 2021, in accordance with the terms of his appointment and his offer letter, Mr. Cutt was granted the following under the 2021 Incentive Plan: (i) 24,590 time-based restricted stock units that will vest bi-annually over the four-year period commencing as of the grant date, subject to continued employment through each applicable vesting date, and (ii) 24,590 performance-based restricted stock units that will vest based on performance over a three-year period and continued service through May 17, 2022.

(4)  On July 21, 2021, in accordance with the terms of his appointment and his employment agreement, Mr. Buese was granted the following under the 2021 Incentive Plan: (i) 17,377 restricted stock units that will vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued employment through each applicable vesting date, and (ii) 26,066 performance-based restricted stock units that will vest based on performance and continued service over a three-year period.

(5)  On July 21, 2021, Mr. Craine was granted the following under the 2021 Incentive Plan: (i) 41,722 time-based restricted stock units that will vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued employment through each applicable vesting date, and (ii) 62,711 performance-based restricted stock units that will vest based on performance and continued service over a three-year period.

(6)  On July 21, 2021, Mr. Sluiter was granted the following under the 2021 Incentive Plan: (i) 8,345 time-based restricted stock units that will vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued employment through each applicable vesting date, and (ii) 12,542 performance-based restricted stock units that will vest based on performance and continued service over a three-year period.

(7)  On July 21, 2021, Mr. Moses was granted the following under the 2021 Incentive Plan: (i) 8,345 time-based restricted stock units that will vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued employment through each applicable vesting date, and (ii) 12,542 performance-based restricted stock units that will vest based on performance and continued service over a three-year period.

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EXECUTIVE SUMMARY
COMPENSATION POLICIES AND PRACTICES

Compensation Risk Management

Upon emergence from bankruptcy and returning to customary executive compensation practices, the Compensation Committee continues to review the risks and rewards associated with our compensation policies and programs. We believe that our policies and programs encourage and reward prudent business judgment, encourage short-term stockholder value creation, and prioritize long-term growth by discouraging excessive risk taking. With respect to specific elements of compensation:

•        Integrated Approach – Our programs balance short- and long-term incentives for our executive officers by providing an appropriate mix of fixed, performance-based, discretionary and equity compensation, with the goal of creating both short- and long-term stockholder value.

•        Attract Top Talent – Annual base salaries for our NEOs do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our Compensation Committee that may be based on, among other factors, annual performance evaluations. We believe that annual base salaries are set at reasonable levels, as compared to the base salaries of similarly-situated individuals at our peer group companies, and therefore do not negate the effect of other compensation elements that encourage long-term service, growth and performance that may increase stockholder value.

•        Support Business Objectives and Strategic Goals – Our annual incentive awards are determined based on Company and individual performance measures, both operational and strategic, which mitigate excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company’s goals are designed to ensure a proper balance between stock performance, operational measures, financial goals and strategic goals. In addition, the Compensation Committee sets performance goals that it believes are reasonable considering our past performance, then-current business projections and market conditions.

•        Pay for Performance – The Compensation Committee believes that performance-based equity awards tied to the Company’s stock price and relative performance versus peers, and cash compensation, with meaningful performance targets, such as those under our Annual Incentive Plan (as defined below), will further align our NEOs’ interests with those of our stockholders, will motivate our NEOs to contribute to the Company’s growth and profitability and will link a larger portion of our NEOs’ compensation to the performance of the Company.

•        Maximize Stockholder Value – Our annual incentive awards are subject to maximum payout caps that limit the amount a NEO may earn on any individual metric or operational measures.

•        Create Ownership Culture – Performance-based and time-based restricted stock unit awards, in each case, vesting over time, as well as robust stock ownership guidelines for our NEOs and non-employee directors, promote stock ownership culture and ensure that our NEOs and directors have a continuing stake in the long-term success of the Company. We believe that our long-term equity awards granted to our NEOs discourage excessive risk taking, as there is a balance between performance-based and time-based awards that moderates the risk that may otherwise exist if equity awards were to vest based solely on achieving performance targets.

Based on the foregoing, the Compensation Committee believes that the Company utilizes compensation policies and programs such that there are no risks that are reasonably likely to have a material adverse impact on the Company.

Clawback Provisions

Under the Sarbanes-Oxley Act of 2002, incentive compensation received by our Chief Executive Officer and Chief Financial Officer may be subject to clawback in the event of a restatement of our financial statements. Each award granted pursuant to the 2021 Incentive Plan (including awards granted to our NEOs) is conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements. Further, under the terms of our employment agreements with Messrs. Wood, Moore, and Craine, dated August 1, 2019, with Mr. Hicks dated August 9, 2019, with Messrs. Sluiter and Moses dated November 13, 2020 and with Mr. Buese dated May 17, 2021, any equity awards granted, any proceeds of any equity awards that previously have been sold, transferred or otherwise disposed of, and any annual incentive award will be subject to clawback by us, now or in the future, under the Dodd-Frank Act and the Sarbanes-Oxley Act, each as amended, and their rules, regulations and binding, published guidance.

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EXECUTIVE SUMMARY

Stock Ownership Guidelines for Executive Officers

We believe it is important for our executive officers to align their financial interests with those of our stockholders. Accordingly, effective January 1, 2019, our Board of Directors adopted a formal stock ownership policy that requires our CEO to achieve a stock ownership level equal to the value of common stock that is five times the value of his annual base salary within five years of the effective date of such stock ownership policy. The Compensation Committee also designated our other executive officers that are subject to Section 16 reporting obligations under the Exchange Act, to be subject to the stock ownership policy. The stock ownership level for our other NEOs and Section 16 officers is three times the value of their respective annual base salaries to be achieved within five years of the effective date of our stock ownership policy. None of our executive officers have been in their position long enough to be required to meet the minimum stock ownership reaffirmed guidelines, particularly given the Company’s restructuring in 2020; however, all are on track to do so within the prescribed timeframe through expected grants.

Our non-employee directors are also subject to the stock ownership policy discussed above under “Stock Ownership Guidelines for Directors.”

Anti-Hedging and Pledging Policies

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars, or holding our securities in margin accounts. We also have a policy prohibiting directors, executive officers and certain other designated employees from pledging Gulfport securities. To our knowledge, all individuals follow these policies.

Termination and Change of Control Benefits

As noted above, certain of our NEOs are (or were formerly) party to an employment agreement with the Company which provides (or provided) for certain payments and benefits in the event of a termination of such NEO under specific circumstances. The NEOs’ employment agreements are designed to avoid distraction potentially detrimental to stockholder value upon a change in control and to enhance protection for the NEOs in connection with such events. These agreements (and the severance payments referenced below) are described in more detail under “NEO Employment Agreements and Termination and Change of Control Benefits.”

Our emergence from bankruptcy on May 17, 2021 constituted a change of control under certain NEOs’ employment agreements, and following emergence the Board reached an agreement with Mr. Wood that he would no longer serve as Chief Executive Officer and a member of the Board, and an agreement with Mr. Hicks that he would no longer serve as our Chief Financial Officer. The termination of Messrs. Wood’s and Hicks’ employment was treated as a termination without “cause” during a “change of control” period (each as defined in the applicable employment agreement). Subject to Messrs. Wood’s and Hicks’ execution and non-revocation of the release of claims substantially in the form attached to the applicable employment agreement, Messrs. Wood and Hicks received the severance payments set forth in Section 6.1.2(c) of the applicable employment agreement.

On June 3, 2021, the Board accepted Donnie Moore’s notice of resignation and intent to retire and reached an agreement where Mr. Moore relinquished his position as Chief Operating Officer effective as of June 11, 2021. The Board treated Mr. Moore’s departure from the Company as a termination without “cause” during a “change of control” period (each as defined in his employment agreement) pursuant to his employment agreement. Subject to Mr. Moore’s execution and non-revocation of the release of claims substantially in the form attached to his employment agreement, Mr. Moore received the severance payments set forth in Section 6.1.2(c) of his employment agreement.

Perquisites and Other Personal Benefits

We provide certain of our NEOs with a limited number of perquisites or other personal benefits, primarily consisting of life insurance premiums and Company-sponsored sporting events tickets. The Company does not offer any excessive perquisites to executives that are not generally provided to other non-executives. We believe these limited benefits help provide a competitive compensation package. The value of these benefits is disclosed in the “Summary Compensation Table.”

In February 2019, we adopted an aircraft use policy for aircraft chartered or owned by the Company. As part of the bankruptcy process the Company terminated any chartered aircraft arrangements and as of emergence from bankruptcy the Company does not have any private or chartered aircraft arrangements. We restrict personal use of Company-owned or chartered aircraft by our

36 2022 PROXY STATEMENT

EXECUTIVE SUMMARY

executive officers and other employees, as well as by members of our Board of Directors. Our aircraft use policy requires that any personal use of a chartered aircraft by any NEO be reported as a perquisite, based on the aggregate incremental value of such personal use. There was no personal use of Company-owned or chartered aircraft in 2021.

Accounting Implications of Executive Compensation Policy

We are required to recognize compensation expense of all stock-based awards pursuant to the provisions of FASB ASC Topic 718, “Compensation-Stock Compensation.” Under U.S. generally accepted accounting principles, or GAAP, only vested shares are included in basic shares outstanding. Also, under GAAP, non-vested shares are included in diluted shares outstanding when the effect is dilutive.

The Compensation Committee believes that linking a large portion of our executive officers’ compensation to both performance-based long-term equity incentive awards and performance-based bonus arrangements, with meaningful performance metrics, appropriately aligns our executives’ interests with those of our stockholders and are consistent with market practices. The Compensation Committee also believes that our current compensation policies and practices enhance retention of executive talent through multi-year vesting of stock awards and discourage unnecessary and excessive risk taking. The Compensation Committee further believes that our other compensation policies and practices, such as our policy prohibiting pledging and hedging of our stock by our executive officers and directors, as well as the lack of significant perquisites and absence of pension or supplemental retirement benefits (aside from those afforded under our broad-based 401(k) plan) for our executive officers are consistent with prudent compensation philosophy and the interests of our stockholders. The Compensation Committee will continue to consider the outcome of our stockholders’ future “say-on-pay” votes when making compensation decisions for our NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Dated: May 2, 2022

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee during the past fiscal year is or has ever been an officer or employee of ours, or has engaged in any related party transaction in which our Company was a participant. None of our executive officers during the past fiscal year serves, or has served during the past fiscal year, as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving, or that has served during the past fiscal year, as a member of our Board of Directors or Compensation Committee (other than Mr. Cutt, who was appointed as our Interim Chief Executive Officer and Chairman of the Board on May 17, 2021, and assumed the role of Chief Executive Officer and Chairman of the Board on September 2, 2021).

2022 PROXY STATEMENT 37

Compensation Tables
SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our NEOs for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Timothy J. Cutt(5)	2021	$447,119	$ 75,000	$ 2,788,998	$ 509,279	$ 3,003	$3,823,399
Chief Executive Officer	2020	—	—	—	—	—	—
and Chairman of the Board	2019	—	—	—	—	—	—
William J. Buese(6)	2021	$266,327	$ 75,000	$ 2,385,104	$ 275,011	$ 15,036	$3,016,477
Executive Vice President,	2020	—	—	—	—	—	—
Chief Financial Officer	2019	—	—	—	—	—	—
Patrick K. Craine(7)	2021	$438,911	$435,000	$ 5,732,655	$1,698,590	$ 24,426	$8,003,332
Executive Vice President,	2020	$411,590	—	$ 76,419	$ 627,214	$ 15,420	$1,130,643
Chief Legal and Administrative Officer	2019	$259,333	$ 50,000	$1,099,169	$ 120,169	$ 9,052	$1,537,723
Michael J. Sluiter(8)	2021	$358,621	$360,000	$ 1,146,561	$ 838,782	$ 24,582	$2,458,546
Senior Vice President of Reservoir	2020	$340,619	—	$ 56,701	$ 321,049	$ 15,508	$ 733,877
	2019	$360,004	$150,000	$ 1,573,878	$ 108,000	$ 72,099	$2,263,981
Robert J. Moses(9)	2021	$348,655	$350,000	$ 1,146,561	$ 815,482	$ 12,983	$2,411,182
Senior Vice President of Operations	2020	—	—	—	—	—	—
and Drilling	2019	—	—	—	—	—	—
David M. Wood(10)	2021	$415,388	$834,000	—	$4,126,563	$4,192,530	$8,942,980
Former Chief Executive Officer and President	2020	$744,193	—	$ 315,761	$1,694,301	$ 19,398	$2,773,653
	2019	$782,840	—	$ 5,083,848	$ 521,250	$ 36,080	$6,424,018
Quentin R. Hicks(11)	2021	$228,062	$425,000	—	$1,480,417	$1,809,401	$3,624,129
Former Executive Vice President,	2020	$402,124	—	$ 74,662	$ 612,796	$ 15,420	$1,105,002
Chief Financial Officer	2019	$138,944	$150,000	—	$ 66,406	$ 80,825	$ 436,175
Donnie G. Moore(#)	2021	$290,658	$505,000	—	$1,799,063	$2,296,991	$4,512,962
Executive Vice President,	2020	$477,810	—	$ 137,663	$ 768,136	$ 18,461	$1,402,070
Chief Operating Officer	2019	$459,398	—	$ 1,233,129	$ 252,500	$ 29,870	$1,974,897

(1)   The amounts in this column reflect (i) one-time cash inducement bonuses paid to Mr. Cutt ($75,000), Mr. Buese ($75,000), Mr. Craine ($50,000), Mr. Sluiter ($150,000) and Mr. Hicks ($150,000) upon joining the Company and the service-based cash “Standard Award” made to certain of our NEOs on March 27, 2020 that vested in 2021 (as previously defined and reported in the Company’s 2020 10-K/A).

(2)   The amount reported in the Stock Awards column reflects the fair value of the applicable award of restricted stock, performance-based restricted stock units or time-based restricted stock units on the grant date. The amounts were calculated in accordance with FASB ASC Topic 718 using certain assumptions, as set forth in Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2021 under the headings “Summary of Significant Accounting Policies — Accounting for Stock-based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2022. Restricted stock unit values are based on the closing price of the Company’s common stock on the grant date. In valuing the performance-based restricted stock unit awards, the Company used a Monte Carlo simulation. Performance-based restricted stock units vest based on performance and continued service over a three-year performance period (except for Mr. Cutt, whose service-vesting date is May 17, 2022, and the maximum award opportunity for each applicable NEO for the 2021 performance-based restricted stock unit awards as of the grant date is as follows: Mr. Cutt $2,344,411, Mr. Buese $2,485,132, Mr. Craine $5,978,867, Mr. Sluiter $1,195,754 and Mr. Moses $1,195,754. As previously disclosed in the 2020 10-K/A, the shares granted in 2020 were forfeited in connection with the adoption of the Revised 2020 Incentive Compensation Program, and any remaining unvested pre-emergence stock awards were cancelled in connection with our emergence from bankruptcy.

(3)   The amounts in this column reflect (i) performance-based annual incentive bonuses granted under our post-emergence 2021 STI Plan and (ii) amounts earned in 2021 pursuant to the Company’s Revised 2020 Incentive Compensation Program. The amounts earned by certain of our NEOs in 2021 pursuant to the Company’s short-term incentive programs were as follows: for the post-emergence 2021 STI Plan, Mr. Cutt $509,279, Mr. Buese $275,011, Mr. Craine $183,340, Mr Sluiter $97,782 and Mr. Moses $95,065; and for the Revised 2020 Incentive Compensation program, Mr. Craine $1,515,250, Mr. Sluiter $741,000, Mr. Moses $720,417, Mr. Wood $4,126,563, Mr. Hicks $1,480,417, Mr. Moore $1,799,063.

(4)   The amount for Mr. Cutt for 2021 includes $3,003 attributable to group term life insurance coverage. The amount for Mr. Buese for 2021 includes $11,619 for our 401(k) plan contribution, $1,047 attributable to group term life insurance coverage, and $2,370 attributable to long-term disability imputed income. The amount for Mr. Craine for 2021 includes $14,500 for our 401(k) plan contribution, a $2,294 attributable 401(k) true up payment, $1,170 attributable to group term life insurance coverage, and $6,462 attributable to long-term disability imputed income. The amount for Mr. Sluiter for 2021 includes $14,500 for our 401(k) plan contribution, a $2,600 attributable 401(k) true up payment, $1,170 attributable to group term life insurance coverage, and $6,312 attributable

38 2022 PROXY STATEMENT

Compensation Tables

to long-term disability imputed income. The amount for Mr. Moses for 2021 includes $6,664 for our 401(k) plan contribution, a $1,239 a 401(k) true up payment, $777 attributable to group term life insurance coverage, and $4,304 attributable to long-term disability imputed income. The amount for Mr. Wood in 2021 includes $4,144,295 in severance payments, $13,490 for our 401(k) plan contribution, a $3,428 401(k) true up payment, $2,145 attributable to group term life insurance coverage, $25,940 in COBRA payments, and $3,232 attributable to long-term disability imputed income. The amount for Mr. Hicks for 2021 includes $1,759,616 in severance payments, $11,330 for our 401(k) plan contribution, a $3,651 401(k) true up payment, $488 attributable to group term life insurance coverage, $32,074 in COBRA payments, and $2,242 attributable to long-term disability imputed income. The amount for Mr. Moore in 2021 includes $2,244,137 in severance payments, $14,500 for our 401(k) plan contribution, $1,677 attributable to group term life insurance coverage, $31,859 in COBRA payments, and $4,818 attributable to long-term disability imputed income.

(5)   Mr. Cutt was appointed as our Interim Chief Executive Officer and Chairman of the Board effective May 17, 2021, and assumed the role of Chief Executive Officer and Chairman of the Board on September 2, 2021. Mr. Cutt is an NEO for the first time in 2021.

(6)   Mr. Buese was appointed as our Chief Financial Officer on May 17, 2021. Mr. Buese is an NEO for the first time in 2021.

(7)   Mr. Craine was appointed as our General Counsel and Corporate Secretary on May 20, 2019, and assumed the role of Chief Legal and Administrative Officer on August 5, 2021.

(8)   Mr. Sluiter joined the Company as its Senior Vice President of Reservoir Engineering on December 3, 2018.

(9)   Mr. Moses joined the Company on August 19, 2019 and was promoted to Senior Vice President of Operations and Drilling on March 30, 2020. Mr. Moses is an NEO for the first time in 2021.

(10) Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our Board of Directors, effective December 18, 2018. Mr. Wood’s employment with the Company was terminated upon our emergence from bankruptcy on May 17, 2021.

(11) Mr. Hicks was appointed as our Chief Financial Officer on August 26, 2019. Mr. Hicks’ employment with the Company was terminated upon our emergence from bankruptcy on May 17, 2021.

(12) Mr. Moore was appointed as our Chief Operating Officer effective January 8, 2018. He also served as Interim Chief Executive Officer of the Company from October 29, 2018, the date our former Chief Executive Officer and President left the Company, to December 18, 2018, the date of the appointment of Mr. Wood as our Chief Executive Officer and President. Mr. Moore separated from the Company on June 11, 2021.

2022 PROXY STATEMENT 39

Compensation Tables
2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to our NEOs in the fiscal year ended December 31, 2021 under any Company plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy J. Cutt	—	$375,000	$750,000	$1,125,000	—	—	—	—	—
Chief Executive Officer and Chairman of the Board	7/21/21	—	—	—	—	—	—	24,590	$1,616,793
	7/21/21	—	—	—	6,148	24,590	49,180	—	$1,172,205

William J. Buese	—	$202,500	$405,000	$ 607,500	—	—	—	—	—
Chief Financial Officer	7/21/21	—	—	—	—	—	—	17,377	$1,142,538
	7/21/21	—	—	—	6,517	26,066	52,132		$1,242,566
Patrick K. Craine(5)	—	$202,500	$405,000	$ 607,500	—	—	—	—	$ —
Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary	7/21/21	—	—	—	—	—	—	41,722	$2,743,222
	7/21/21	—	—	—	15,678	62,711	125,422	—	$2,989,433

Michael J. Sluiter	—	$108,000	$216,000	$ 324,000	—	—	—	—	$ —
Senior Vice President of Reservoir	7/21/21	—	—	—	—	—	—	8,345	$ 548,684
	7/21/21	—	—	—	3,136	12,542	25,084	—	$ 597,877

Robert J. Moses	—	$105,000	$210,000	$ 315,000	—	—	—	—	$ —
Senior Vice President of Operations and Drilling	7/21/21	—	—	—	—	—	—	8,345	$ 548,684
	7/21/21	—	—	—	3,136	12,542	25,084	—	$ 597,877

(1)   Reflects performance-based annual cash incentives granted to certain of our NEOs in 2021 under our Annual Incentive Plan.

(2)   Reflects awards of performance-based restricted stock units granted to certain of our NEOs in 2021 under the 2021 Stock Incentive Plan.

(3)   Reflects awards of time-based restricted stock units granted to certain of our NEOs in 2021 under the 2021 Incentive Plan.

(4)   The amounts reported for performance-based and time-based restricted stock units in this column reflect the fair value of the applicable awards on the grant date. The amounts were calculated in accordance with FASB ASC Topic 718 using certain assumptions, as set forth in Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2021 under the headings “Summary of Significant Accounting Policies — Accounting for Stock-based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2022.

40 2022 PROXY STATEMENT

Compensation Tables
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table provides information concerning equity awards granted to our NEOs that were outstanding as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Timothy J. Cutt	24,590	$1,771,218	24,590	$1,771,218
William J. Buese	17,377	$1,251,665	26,066	$1,877,534
Patrick K. Craine	41,722	$3,005,236	62,711	$4,517,073
Michael J. Sluiter	8,345	$ 601,090	12,542	$ 903,400
Robert J. Moses	8,345	$ 601,090	12,542	$ 903,400

(1)   Represents awards of time-based restricted stock units granted to certain of our NEOs on July 21, 2021 under the 2021 Incentive Plan, each of which vest annually in three equal installments over the three-year period commencing as of the grant date, subject to continued employment through each applicable vesting date (except for Mr. Cutt, whose time-based restricted stock units vest bi-annually in eight equal installments over the four-year period commencing as of the grant date, subject to continued employment through each applicable vesting date).

(2)   The market value of restricted stock units that have not vested is based on the closing price of $72.03 per share of our common stock on the NYSE Global Select Market on December 31, 2021, the last trading day of 2021.

(3)   Represents awards of performance-based restricted stock units granted to certain of our NEOs on July 21, 2021 under the 2021 Incentive Plan, each of which vest based on the Company’s achievement of certain absolute and relative TSR metrics and the applicable NEOs’ continued employment over a three-year performance period (except for Mr. Cutt, whose service-vesting date is May 17, 2022). Such performance-based restricted stock units are shown above at the threshold level based on results for the first year of the 2021-2024 performance period.

2022 PROXY STATEMENT 41

Compensation Tables
2021 STOCK VESTED

The following table provides the number of shares acquired upon vesting of restricted stock awards for certain of our NEOs. All vesting described in the table below occurred pre-emergence and such vested shares were cancelled in connection with the bankruptcy.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Timothy J. Cutt	—	—
William J. Buese	—	—
Patrick K. Craine(2)	—	—
Michael J. Sluiter(3)	39,998	$ 3,512
Robert J. Moses	—	—
David M. Wood(4)	116,870	$10,261
Quentin R. Hicks	—	—
Donnie G. Moore(5)	45,715	$ 4,014

(1)   Reflects OTC trading value of the Company’s stock during bankruptcy at a value of $0.0878 on the vesting date closing price per share of our common stock. If the vesting date was not a trading day, the value is based on the closing price per share of our common stock on the last trading day prior to the vesting date.

(2)   Mr. Craine’s pre-emergence stock awards did not vest in 2021 prior to our emergence from bankruptcy. All unvested pre-emergence stock awards were cancelled in connection with our emergence from bankruptcy.

(3)   Mr. Sluiter was granted an inducement award amount of 119,993 restricted stock units under the 2019 Incentive Plan, with a value of $983,943 determined based on the closing price per share of common stock on the Nasdaq Global Market on February 25, 2019. In addition, he received a grant of 116,129 restricted stock units that was scheduled to vest annually in three approximately equal installments beginning August 6, 2020 and 116,129 performance-based restricted stock units that were scheduled to vest based on performance and continued service over a three-year period, in accordance with the 2019 Incentive Plan. The shares granted to Mr. Sluiter in 2020 were forfeited in connection with the adoption of the Revised 2020 Incentive Compensation Program and Mr. Sluiter’s remaining unvested pre-emergence stock awards were cancelled in connection with our emergence from bankruptcy.

(4)   Mr. Wood was granted an inducement award amount of 121,951 restricted stock units under the 2019 Incentive Plan, with a value of $1,000,000 determined based on the closing price per share of common stock on the Nasdaq Global Market on February 25, 2019. In addition, he received a grant of 228,659 restricted stock units that was scheduled to vest annually in three approximately equal installments beginning February 26, 2020 and 228,659 performance-based restricted stock units that were scheduled to vest based on performance and continued service over a three-year period, in accordance with the 2019 Incentive Plan. The shares granted to Mr. Wood in 2020 were forfeited in connection with the adoption of the Revised 2020 Incentive Compensation Program and Mr. Wood’s remaining unvested pre-emergence stock awards were cancelled in connection with our emergence from bankruptcy.

(5)   Mr. Moore was granted an award of 242,742 restricted stock units under the 2019 Incentive Plan that was scheduled to vest annually in three approximately equal installments beginning August 6, 2020 and 242,742 performance-based restricted stock units that were scheduled to vest based on performance and continued service over a three-year period, in accordance with the 2019 Incentive Plan. Mr. Moore’s award of 137,143 restricted stock units was granted on February 19, 2018, of which 45,714 vested on February 27, 2019, 45,714 vested on February 27, 2020 and the remaining 45,715 restricted stock units vested on February 27, 2021. The shares granted to Mr. Moore in 2020 were forfeited in connection with the adoption of the Revised 2020 Incentive Compensation Program and Mr. Moore’s remaining unvested pre-emergence stock awards were cancelled in connection with our emergence from bankruptcy.

42 2022 PROXY STATEMENT

Benefit Plans
401(k) Plan

We maintain a retirement savings plan, or the 401(k) Plan, for the benefit of our eligible employees who have attained the age of 18. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. During the plan year, we make a safe-harbor contribution based on a formula that provides a company match of 100% of the first 4% of eligible compensation and a 50% match of deferrals that exceed 4% of compensation but do not exceed 6% of compensation with each pay period. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s eligible annual compensation for the prior calendar year. All contributions made by us on behalf of an employee are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

2019 Restated Stock Incentive Plan

Our 2019 Restated Stock Incentive Plan (the “2019 Incentive Plan”) which amended and restated our Amended and Restated 2005 Stock Incentive Plan, was adopted and approved by our stockholders during the 2019 Annual Meeting. Following the adoption of the 2021 Incentive Plan (as defined below), no additional grants were made under the 2019 Incentive Plan.

2021 STOCK INCENTIVE PLAN

Upon emergence on May 17, 2021, our Board adopted the Gulfport Energy Corporation 2021 Stock Incentive Plan (the “2021 Incentive Plan”) and authorized and reserved 2,828,123 shares of Gulfport’s common stock for issuance to Gulfport’s employees (including our NEOs), consultants and non-employee directors pursuant to equity incentive awards to be granted under the 2021 Incentive Plan, which may be in the form of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards or any combination of the foregoing.

2014 Executive Annual Incentive Compensation Plan

The 2014 Annual Incentive Compensation Plan (the “Annual Incentive Plan”), was approved by our Board of Directors on April 1, 2014 and by our stockholders at the 2014 Annual Meeting of Stockholders on June 11, 2014. Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Annual Incentive Plan. The Annual Incentive Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. Under the Annual Incentive Plan, the Compensation Committee, as the plan administrator, establishes the performance targets for each award and the performance period during which the performance is to be measured, which will generally be our fiscal year. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which payment will be capped at the highest specified percentage.

Performance targets for each award will be based on pre-established performance factors that may relate to the performance of the Company or the performance of a business unit, product line, territory or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the plan administrator.

The plan administrator may at any time establish additional conditions and terms of payment of awards, including additional financial, strategic or individual goals, which may be objective or subjective.

Unless the plan administrator provides otherwise, a participant must be employed by us on the date that awards are paid to receive an award payment, except in the case of death or disability. If a participant dies or becomes disabled during a performance period, the participant (or the participant’s beneficiary) will receive a pro-rated award payment at the same time all other awards are paid for the performance period. In the event of a change in control, each named executive officer will be paid the target award amount (mid-point of any specified range of potential award payment amount) based on the assumption that the performance target was attained at the target level (mid-point of any specified range of performance targets) for the entire performance period. The target award amount will be paid within ten (10) days following the consummation of the change in control transaction.

2022 PROXY STATEMENT 43

Benefit Plans

The plan administrator may at any time amend or terminate the Annual Incentive Plan in whole or in part.

Our Board of Directors has delegated its authority to administer the Annual Incentive Plan to the Compensation Committee, to whom we refer as the plan administrator. The plan administrator has the authority to administer the Annual Incentive Plan and to exercise all the powers and authorities either specifically granted to it under the Annual Incentive Plan or necessary or advisable in the administration of the Annual Incentive Plan, including (but not limited to) the following:

•        to interpret the Annual Incentive Plan and any award;

•        to prescribe rules relating to the Annual Incentive Plan;

•        to determine the persons to receive awards;

•        to determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to any award;

•        to accelerate an award that is designed not to be deferred compensation subject to Code Section 409A (after the attainment of the applicable performance target or targets);

•        to adjust performance targets in recognition of specified events such as unusual or non-recurring events affecting us or our financial statements, including certain asset dispositions, cessation of operations resulting from a natural disaster, or in response to changes in applicable laws, regulations, or accounting principles as specified in the Annual Incentive Plan or in the performance targets established for any performance period;

•        to waive restrictive conditions for an award (but not performance targets); and

•        to make any other determinations that may be necessary or advisable for administration of the Annual Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2021, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)(3)	Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	351,551	$ —	2,476,572

(1)   Refers to the 2021 Stock Incentive Plan.

(2)   Includes an aggregate of 351,551 unvested restricted stock units and shares of unvested restricted stock granted under the 2021 Stock Incentive Plan.

(3)   No options were outstanding as of December 31, 2021, and neither restricted stock units nor shares of restricted common stock have an exercise price.

Chief Executive Officer Offer Letter

On May 17, 2021, we entered into an offer letter with Mr. Cutt to serve as our Interim Chief Executive Officer and Chairman of the Board.

On September 2, 2021, Mr. Cutt assumed the role of Chief Executive Officer and Chairman of the Board, and we entered into an amendment to the offer letter with Mr. Cutt.

44 2022 PROXY STATEMENT

Benefit Plans

Pursuant to his offer letter, as amended, Mr. Cutt serves as our Chief Executive Officer and Chairman of the Board. The offer letter provides for no fixed term of employment (although Mr. Cutt agrees to give 90 days’ notice of intent to resign as Chief Executive Officer at any time), and Mr. Cutt will continue to serve as Chairman of the Board following the termination of his term of employment (subject to the Board’s ability to remove him at any time). The offer letter also provides for, among other things, (i) an annual base salary of $750,000, (ii) eligibility to receive an annual bonus with a target bonus opportunity of 100% of base salary, and (iii) a $75,000 signing bonus.

Upon Mr. Cutt’s termination of employment by the Company without “cause” (as defined in the offer letter) following the occurrence of a “change of control” (as defined in the 2021 Incentive Plan), subject to his execution and non-revocation of a release of claims, Mr. Cutt will receive severance in an amount equal to three times the sum of his (i) then-current base salary plus (ii) target annual bonus for the year in which such termination occurs, payable in a lump sum on the 60th day following such termination of employment. If Mr. Cutt breaches any of the restrictive covenants contained in his offer letter (as described below), his right to receive any severance will cease and he will be required to repay any previously paid severance.

Mr. Cutt’s offer letter provides for the following treatment of his equity awards: (i) unless mutually agreed between the parties, Mr. Cutt agrees to forfeit 100% of his performance-based restricted stock units granted on July 21, 2021 if the term of his employment ends prior to May 17, 2022 other than due to a change of control, (ii) upon a change of control, all time-based and performance-based restricted stock units will vest, and (iii) in the event of a termination of employment due to (x) voluntary resignation or termination for cause, all unvested time-based and performance-based restricted stock units will be forfeited for no consideration or (y) a termination without cause, death or disability, all unvested time-based and performance-based restricted stock units will fully vest and be settled on the 60th day following such termination, subject, in the cause of a termination without cause, to Mr. Cutt’s execution and non-revocation of an effective release of claims.

Mr. Cutt’s offer letter also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

Under his offer letter, “cause” generally means (i) Mr. Cutt’s willful and continued failure to perform substantially his duties with the Company (other than for failures resulting from incapacity due to physical or mental illness) or (ii) willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

NEO Employment Agreements and Termination and Change of Control Benefits

As indicated above, certain of our NEOs are (or were formerly) parties to an employment agreement with the Company.

Pursuant to the employment agreements with Messrs. Wood, Moore, Hicks, Craine, Sluiter, Moses and Buese (collectively, the “Employment Agreements”, and such individuals, the “Covered NEOs”), each current employment agreement provides for an initial term that extends through December 31, 2023 (or December 31, 2024 for Mr. Buese); provided that the term will automatically renew for successive one-year terms unless the Company or the Covered NEO gives written notice not to renew at least 90 days before the end of the initial term or any renewal term. If a “change of control” (as described in the applicable Employment Agreement) occurs during the term thereof, the term will be extended to the later of the original expiration date of the term or the date that is 24 months after the effective date of the change of control.

The Employment Agreements provide each Covered NEO with, among other things: (i) an annual base salary of $834,000, $505,000, $425,000, $435,000 (increased to $450,000 in August 2021), $360,000, $350,000 and $450,000 for Messrs. Wood, Moore, Hicks, Craine, Sluiter, Moses and Buese respectively, (ii) eligibility to earn a target annual bonus under the Company’s Annual Incentive Plan equal to 125%, 100%, 90%, 90%, 60%, 60% and 90% of base salary for Messrs. Wood, Moore, Hicks, Craine, Sluiter, Moses and Buese, respectively, (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee pursuant to the Company’s equity compensation plans; provided that, with respect to the calendar year ending December 31, 2020, each of Messrs. Wood, Moore, Hicks and Craine will receive awards that have a target aggregate fair value of 500%, 350%, 200% and 200% of base pay, respectively, and (iv) benefits that are customarily provided to similarly situated executives of the Company.

In addition, our Covered NEOs will be entitled to receive (or have already received) specified payments and benefits upon certain termination events pursuant to the Employment Agreements, including termination following a change of control. The Compensation Committee believes that these provisions encourage our Covered NEOs to remain in our employment, as applicable, in the event of a change of control of the Company and during circumstances which indicate that a change of control might occur. The Compensation Committee believes termination and change of control benefits are important in maintaining strong leadership and in encouraging retention in these situations and encourages our Covered NEOs to act in the best interests of

2022 PROXY STATEMENT 45

Benefit Plans

stockholders without distraction based on uncertainty regarding their employment status, as applicable. Under the Employment Agreements, if a Covered NEO’s employment is terminated without “cause” by the Company or by the applicable Covered NEO for “good reason” during such time that is not within the 24-month period following a “change of control” (as such terms are defined in the Employment Agreements), such Covered NEO will be entitled to severance compensation equal to:

•        100% of annual base salary and target annual bonus;

•        pro-rata target annual bonus;

•        pro-rated vesting of the Covered NEO’s unvested equity awards (with performance award vesting based on performance through the termination date); however, see “2021 RSU and PSU Grant Agreements” for terms applicable to equity awards granted in 2021;

•        immediate vesting of any Company matching or other contributions to the Company’s non-qualified deferred compensation plans, if any (“Company Non-Qualified Contributions”) (except for Mr. Buese); and

•        a lump sum payment equal to the Covered NEO’s monthly COBRA premium for a 12-month period.

If, however, such Covered NEO’s employment is terminated without cause by the Company or by the Covered NEO for good reason, in each case, within 24 months following a change of control, such Covered NEO will instead be entitled to severance compensation equal to:

•        200% of annual base salary and target annual bonus (100% for Mr. Sluiter and Mr. Moses);

•        pro-rated target annual bonus;

•        immediate vesting of the Covered NEO’s unvested equity awards (with performance award vesting based on performance through the termination date); however, see “2021 RSU and PSU Grant Agreements” for terms applicable to equity awards granted in 2021;

•        immediate vesting of any Company Non-Qualified Contributions (except for Mr. Buese); and

•        a lump sum payment equal to the Covered NEO’s monthly COBRA premium for an 18-month period.

Notwithstanding the terms described above, the agreement each NEO entered into in connection with the Revised 2020 Incentive Compensation Program provides that the NEO will not be entitled to any severance amount with respect to a pro-rated annual bonus for a termination that occurs in 2020 or 2021. In addition, upon a termination without cause or a resignation for good reason (i) the Retention Component of the Revised 2020 Incentive Compensation Program will be fully vested and no longer subject to clawback and (ii) the Performance Component of the Revised 2020 Incentive Compensation Program will remain outstanding and eligible to vest based on actual performance through the end of the performance period as if the NEO’s employment had not terminated, and any vested portion of the performance component will no longer be subject to clawback.

As noted above in “Termination and Change of Control Benefits”, in 2021 Messrs. Wood, Hicks and Moore incurred a termination of employment by the Company without cause during a change in control period, and received the severance payments set forth in Section 6.1.2(c) of the applicable Employment Agreement.

Under the Employment Agreements:

“Good reason” is generally defined as (i) the elimination of the Covered NEO’s position, a material reduction in the duties and/or reassignment of the Covered NEO to a new position of materially less authority; or (ii) a material reduction in the Covered NEO’s base salary, in either case, subject to a cure period of 30 days. For Mr. Buese, “good reason” also includes (x) a requirement that he relocate to a location outside of a 50 mile radius of his office or principal base of operation immediately prior to a change of control or (y) a requirement that he spend more than 50% of his time in Gulfport’s Oklahoma City headquarters on an ongoing basis.

“Cause” is generally defined as (i) the Covered NEO’s willful and continued failure to perform substantially such Covered NEO’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) or (ii) the Covered NEO’s willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

46 2022 PROXY STATEMENT

Benefit Plans

Severance benefits payable under the Employment Agreements are generally conditioned on timely execution of a waiver and release of claims.

Each such Employment Agreement also contains a one-year post-employment non-solicitation clause and standard confidentiality, trade secrets and cooperation provisions.

2021 RSU and PSU Grant Agreements:

On July 21, 2021, Messrs. Cutt, Buese, Craine, Sluiter and Moses each received an award of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under the 2021 Incentive Plan.

Pursuant to the applicable award agreement, upon the applicable NEO’s termination of employment or service for any reason, any unvested RSUs or PSUs will be immediately forfeited for no consideration. For Mr. Cutt, if he continues to provide services to the Company as a member of the Board following his termination of employment, his RSUs will continue to vest in accordance with the vesting schedule set forth in his RSU award agreement. In addition, Mr. Cutt’s PSUs will be considered fully time-vested as of May 17, 2022.

Upon a termination of the applicable NEO’s employment or service due to death or “disability”, by the Company without “cause” (each as defined in the 2021 Incentive Plan) or due to a resignation by the applicable NEO for “good reason” (as defined in the applicable award agreement), (i) any unvested RSUs will accelerate and fully vest, and (ii) a prorated portion of the PSUs will vest based on the actual achievement of the performance conditions to be determined at the expiration of the performance period, and any remaining unvested PSUs will be forfeited (provided, that if the applicable NEO is terminated by the Company without cause or resigns for good reason within the first 18 months of the performance period (or for Mr. Cutt, prior to May 17, 2022), the Compensation Committee will have sole discretion whether the PSUs will accelerate and vest in such manner).

Upon the occurrence of a “change in control” (as defined in the 2021 Incentive Plan), to the extent the RSUs or PSUs, as applicable, are not assumed by the surviving entity, (i) any unvested RSUs will accelerate and fully vest, and (ii) the applicable NEO will become vested in 100% of the target award of PSUs or, if greater, the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as if the change in control was the last day of the performance period (except that the TSR for the Company and each of the peer companies will be determined using the closing price as of the closing date of the change in control compared to the reference value).

Upon the occurrence of a change in control, to the extent the RSUs or PSUs, as applicable, are assumed by the surviving entity, (i) upon the termination of the applicable NEO’s employment or service due to death or disability, by the Company without cause or by the applicable NEO for good reason within the 24 month period following such change in control, any unvested RSUs will accelerate and fully vest, and (ii) the PSUs will be converted, as of the date of such change in control, into time-based restricted stock units (the “Converted RSUs”), subject to the applicable NEO’s continuous employment or service through the date of such change in control, with the number of PSUs to be converted equal to 100% of the target award of PSUs or, if greater, the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as if the change in control was the last day of the performance period (except that the TSR for the Company and each of the peer companies will be determined using the closing price as of the closing date of the change in control compared to the reference value), and 100% of the Converted RSUs will vest, if at all, on the last day of the performance period, subject to the applicable NEO’s continuous employment or service through such date; provided, that if the applicable NEO’s employment or service is terminated due to death or disability, by the Company without cause or by the applicable for good reason following such change in control, 100% of the Converted RSUs will vest as of the date of such termination.

In the event of (i) a change in the composition of the Board such that, for a period of 30 days, the majority of the members of the Board are no longer considered “independent” (as described in the applicable award agreement) or (ii) any stockholder becomes the beneficial owner of more than 75% of the total combined voting power of all classes of stock of the Company (each such event, a “Special CiC Event”), (x) any unvested RSUs will accelerate and fully vest, and (y) the applicable NEO will become vested in 100% of the target award of PSUs or, if greater the percentage of the target award of PSUs earned based on the actual achievement of the performance conditions to be determined as of the Special CiC Event (determined as if the Special CiC Event was the last day of the performance period).

2022 PROXY STATEMENT 47

Benefit Plans
Termination, Resignation or Change of Control

The following tables provide information regarding potential payments to each of our NEOs as of December 31, 2021 in connection with certain termination events, including a termination related to a change of control of the Company.

Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason (a “Qualifying Termination”)	Termination by the Company for Cause	Qualifying Termination Within 24 Months Following Change of Control	Change in Control with no Qualifying Termination(2)
Timothy J. Cutt
Cash Severance Payments	—	—	—	$4,500,000(3)	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$1,771,218	$1,771,218	—	$1,771,218	$1,771,218
Unvested PSUs	$ 0	$ 0	—	$1,771,218	$1,771,218
Total	$1,771,218	$1,771,218	—	$8,042,436	$3,542,436
William J. Buese
Cash Severance Payments(5)	—	$1,260,000	—	$2,115,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$1,251,665	$1,251,665	—	$1,251,665	$1,251,665
Unvested PSUs	$ 0	$ 0	—	$1,877,534	$1,877,534
Accelerated Vesting of Company Non-Qualified Contributions(6)
COBRA Payments(7)	—	$ 21,329	—	$ 31,859	—
Total	$1,251,665	$2,532,994	—	$5,276,058	$3,129,199
Patrick K. Craine
Cash Severance Payments(5)	—	$2,115,000(8)	—	$2,115,000(8)	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$3,005,236	$3,005,236	—	$3,005,236	$3,005,236
Unvested PSUs	$ 0	$ 0	—	$4,517,073	$4,517,073
Accelerated Vesting of Company Non-Qualified Contributions(6)
COBRA Payments(7)	—	$ 21,383	—	$ 32,074	—
Total	$3,005,236	$5,141,619	—	$9,669,383	$7,522,309
Michael J. Sluiter
Cash Severance Payments(5)		$ 792,000	—	$ 792,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 601,090	$ 601,090	—	$ 601,090	$ 601,090
Unvested PSUs	$ 0	$ 0	—	$ 903,400	$ 903,400
Accelerated Vesting of Company Non-Qualified Contributions(6)
COBRA Payments(7)	—	$ 21,383	—	$ 32,074
Total	$ 601,090	$1,414,473	—	$2,328,564	$1,504,490
48 2022 PROXY STATEMENT

Benefit Plans
Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason (a “Qualifying Termination”)	Termination by the Company for Cause	Qualifying Termination Within 24 Months Following Change of Control	Change in Control with no Qualifying Termination(2)
Robert J. Moses
Cash Severance Payments(5)	—	$ 770,000	—	$ 770,000	—
Accelerated Vesting of Equity Awards:(4)
Unvested RSUs	$ 601,090	$ 601,090	—	$ 601,090	$ 601,090
Unvested PSUs	$ 0	$ 0	—	$ 903,400	$ 903,400
Accelerated Vesting of Company Non-Qualified Contributions(6)
COBRA Payments(7)	—	$ 21,239	—	$ 31,859	—
Total	$ 601,090	$1,392,329	—	$2,306,349	$1,504,490

(1)   Information in this table assumes a termination date of December 31, 2021 and a price per share of our common stock of $72.03 (the closing market price per share on December 31, 2021, the last trading day of 2021), and applies the terms of the NEOs’ compensation arrangements as of December 31, 2021. Performance-based bonuses are calculated using 100% achievement for illustration, though payouts may vary based on actual results.

(2)   Represents the aggregate value of the applicable NEO’s 2021 equity awards that will accelerate on a Special CiC Event, or, in the case of Mr. Cutt, a change in control (as defined in the 2021 Incentive Plan). See “2021 RSU and PSU Grant Agreements” above.

(3)   Represents the cash severance payment payable to Mr. Cutt in the event of a termination by the Company without cause following a change of control (as defined in the 2021 Incentive Plan).

(4)   Represents the aggregate value of the applicable NEO’s accelerated equity awards payable to the NEO in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2021.

(5)   Represents the aggregate cash severance payments payable to the NEO (calculated based on the base salary and target annual bonus in effect as of December 31, 2021) in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2021.

(6)   Represents the aggregate value of the applicable NEO’s accelerated Company Non-Qualified Contributions payable to the NEO in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2021, as applicable.

(7)   Represents the aggregate COBRA payments payable to the NEO in accordance with the terms of the applicable agreement, assuming a termination date of December 31, 2021.

(8)   Our emergence from bankruptcy on May 17, 2021 constituted a change of control under Mr. Craine's employment agreement. Accordingly, these values represent the aggregate cash severance payments payable to Mr. Craine (calculated based on the base salary and target annual bonus in effect as of December 31, 2021) in accordance with his employment agreement, assuming a termination date of December 31, 2021 (which would be within the twenty-four month period following a change of control).

2022 PROXY STATEMENT 49

CEO Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Mr. Cutt, our Chief Executive Officer and Chairman of the Board, as of December 31, 2021 (the date selected to identify the ‘median employee’, as further described below), and the annual total compensation of Mr. Cutt. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2021, our last completed fiscal year:

•        The annual total compensation of our median employee was $107,634.

•        The annual total compensation of Mr. Cutt was $4,369,146.

Based on this information, for 2021 the ratio of the annual total compensation of Mr. Cutt to the median of the annual total compensation of all other employees was approximately 41:1.

We selected December 31, 2021 as the date upon which we identified the median employee. We reviewed the Medicare Taxable Earnings as reported on IRS Form W-2 (Box 5) for 2021 for all individuals employed by us on December 31, 2021 (other than Mr. Cutt) and identified the median employee based off of Medicare Taxable Earnings.

Once we identified our median employee, we calculated that employee’s annual total compensation for 2021 in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table set forth above. This resulted in an annual total compensation of $107,634 for the identified employee for the year ended December 31, 2021. The total compensation for Mr. Cutt was calculated based on the values included in the Summary Compensation Table set forth above, and was then annualized for 2021, by assuming Mr. Cutt earned a full year of base salary ($750,000), and was paid a full year of STI payment at target achievement ($750,000). Mr. Cutt does not participate in the Company’s benefit plans with the exception of imputed income on Company-paid life insurance provided to all employees. We made no material assumptions, adjustments, or estimates to identify the median employee or to determine total compensation, and we did not annualize the compensation for any employees that were not employed by us the entire year (other than for Mr. Cutt, as described above).

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 DIRECTOR COMPENSATION

Our policy is that members of our Board of Directors who are also our officers or employees do not receive compensation for their services as directors. The compensation of our non-employee directors for 2021 is described below.

Pre-emergence Cash Compensation

Effective January 1, 2019, based on the recommendation of Pearl Meyer, our Board of Directors eliminated attendance fees for Board and Committee meetings. In addition, the Chairman of the Board received an additional $85,000 annual retainer and the members and chairperson of each of our Board Committees received an additional cash retainer as set forth in the table below. During the bankruptcy process, in lieu of a 2021 equity grant, each director received a monthly cash payment equivalent to $175,000 annually.

Pre-emergence Equity Compensation

The Compensation Committee approved the 2020 revised program on August 2, 2020, replacing the 2020 program for an all-cash incentive program, as referenced above. The July 2020 equity grants were forfeited in connection with the adoption of the all-cash program. No additional pre-emergence equity grants were made to our non-employee directors in 2021.

50 2022 PROXY STATEMENT

CEO Pay Ratio Disclosure

Pre-emergence Director Fees

Program Component	2021 Program
Annual base cash retainer for Board service	$ 85,000
All-cash program (in lieu of 2021 equity grant)	$175,000
Additional cash retainer to non-executive Chairman	$ 85,000
Audit Committee Chair cash retainer	$ 20,000
Compensation Committee Chair cash retainer	$ 15,000
Nominating and Corporate Governance Committee Chair cash retainer	$ 10,000
Sustainability Committee Chair cash retainer	$ 10,000
Restructuring and Finance Chair cash retainer	$300,000
Restructuring and Finance Committee member cash retainer	$180,000
Restructuring Special Committee Chair cash retainer	$300,000
Restructuring Special Committee member cash retainer	$180,000
Annual equity grant (forfeited for all cash program)	$ 0
Stock ownership guideline	5.0x annual base retainer

Post-emergence Cash Compensation

Upon emergence, the annual retainer for each non-employee director increased from $85,000 to $100,000. In addition, the Chairman of the Board will receive an additional $50,000 annual retainer, however, since Mr. Cutt is both a director and an employee of the Company, he is not eligible to receive this retainer. The members and chairperson of each of our Board Committees receives an additional annual retainer as set forth in the table below.

Post-emergence Equity Compensation

Following emergence, in 2021 each non-employee director received a grant of restricted stock units with a grant date fair value of $559,000 under the 2021 Incentive Plan that vests in four equal annual installments.

Post-emergence Director Fees

Program Component	2021 Program
Annual base cash retainer for Board service	$100,000
Additional cash retainer to non-executive Chairman(1)	$ 50,000
Additional cash retainer to Lead Director	$ 25,000
Audit Committee Chair cash retainer	$ 25,000
Compensation Committee Chair cash retainer	$ 15,000
Nominating, Environmental and Social Governance Committee Chair cash retainer	$ 10,000
Audit Committee member cash retainer	$ 10,000
Compensation Committee member cash retainer	$ 5,000
Nominating, Environmental and Social Governance member cash retainer	$ 5,000
Equity grant	$559,000
Stock ownership guideline	5.0x annual base retainer

(1)   Mr. Cutt does not receive any compensation for serving as a director of the Company.

2022 PROXY STATEMENT 51

CEO Pay Ratio Disclosure

Stock Ownership Guidelines for Directors

We believe it is important for members of our Board of Directors to align their financial interests with those of our stockholders. Accordingly, effective January 1, 2019, our Board of Directors adopted a formal stock ownership policy that requires our non-employee directors to achieve a stock ownership level equal to the value of common stock that is five times the value of their annual retainer within five years of the effective date of such stock ownership policy.

2021 Director Compensation Table

The following table contains information with respect to 2021 compensation of our non-employee directors who served in such capacity during 2021. Mr. Cutt, our Chief Executive Officer and Chairman, does not receive any compensation for serving as a director of the Company.

Current Board Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
David Wolf	$106,667	$559,335	—	$666,002
Guillermo (Bill) Martinez	$ 83,333	$559,335	—	$642,668
Jason Martinez	$ 86,667	$559,335	—	$646,002
David Reganato	$ 80,000	$559,335	—	$639,335

Former Board Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Alvin Bledsoe	$343,750	—	—	$343,750
Deborah Adams	$112,500	—	—	$112,500
Samantha Holroyd	$108,333	—	—	$108,333
Valerie Jochen	$108,333	—	—	$108,333
C. Doug Johnson	$116,667	—	—	$116,667
Ben T. Morris	$189,583	—	—	$189,583
John W. Somerhalder II	$312,500	—	—	$312,500

(1)   For additional information regarding the fees earned or paid in cash to our non-employee directors in 2021, please see “Director Compensation – Cash Compensation.” In addition, the Restructuring and Finance Committee Chair received a $300,000 cash retainer, each Restructuring and Finance Committee Member received a $180,000 cash retainer, the Restructuring Special Committee Chair received a $300,000 cash retainer, the Restructuring Special Committee Member received a $180,000 cash retainer, the non-executive Chair received a $85,000 cash retainer, the Audit Committee Chair receives a $20,000 cash retainer, the Compensation Committee Chair received a $15,000 cash retainer and the Nominating and Corporate Governance Committee Chair and Sustainability Committee Chair each received $10,000 cash retainers. These annual cash retainers were pro-rated based on dates of service as a director.

(2)   The amounts shown reflect the grant date fair value of restricted stock unit awards granted, determined in accordance with FASB ASC Topic 718. See Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2021 under the headings “Summary of Significant Accounting Policies – Accounting for Stock-based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022, regarding assumptions underlying valuations of equity awards for 2021. There were 8,507 unvested restricted stock units at the end of 2021 for each of Mr. Wolf, Mr. G. Martinez, Mr. J. Martinez and Mr. Reganato, reflecting the award granted to each such director on July 21, 2021.

52 2022 PROXY STATEMENT

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2022 of shares of our common stock by each of our directors, by each named executive officer and by all directors, executive officers and nominees as a group. None of the executive officers, directors or individuals listed below are holders of the Company's outstanding preferred stock.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Timothy J. Cutt(2)	1,885	*
David Wolf(3)	—	—
Guillermo (Bill) Martinez(3)	—	—
Jason Martinez(3)	—	—
David Reganato (assigned to SilverPoint)(4)	—	—
William J. Buese(5)	—	—
Patrick K. Craine(6)	—	—
Michael J. Sluiter(7)	—	—
Robert J. Moses(7)	—	—
David M. Wood	—	—
Quentin R. Hicks	—	—
Donnie G. Moore	—	—
Directors and Executive Officers as a Group (12 persons)	1,885	*

*      Less than 1%.

(1)   Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 1, 2022, or exercisable within 60 days of April 1, 2022, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 21,099,847 shares of common stock outstanding as of April 1, 2022, excluding 349,065 shares of restricted stock awarded under our 2021 Restated Stock Incentive Plan but not yet vested. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that that are not exercisable and/or vested as of April 1, 2022 or within 60 days of April 1, 2022. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2)   Excludes the remaining 21,516 unvested restricted stock units of Mr. Cutt’s grant on July 21, 2021, which began vesting bi-annually over four years beginning January 21, 2022 and 24,590 performance-based restricted stock units that will vest based on performance and continued service over a three-year period, in accordance with the plan.

(3)   Excludes 8,507 restricted stock units, which will vest in four approximately equal annual installments beginning on July 21, 2022, if such director is in continuous service on such date.

(4)   Excludes 8,507 restricted stock units, which will vest in four approximately equal annual installments beginning on July 21, 2022, if such director is in continuous service on such date. Mr. Reganato has an understanding with Silver Point pursuant to which he holds such restricted shares for the benefit of Silver Point and certain of its affiliates. Accordingly, Mr. Reganato disclaims beneficial ownership of the restricted shares except to the extent of his pecuniary interest therein.

(5)   Excludes 17,377 unvested restricted stock units, which vest annually over three years beginning July 21, 2022 and 26,066 performance-based restricted stock units that will vest based on performance and continued service over a three-year period, in accordance with the plan.

(6)    Excludes 41,722 unvested restricted stock units, which vest annually over three years beginning July 21, 2022 and 62,711 performance-based restricted stock units that will vest based on performance and continued service over a three-year period, in accordance with the plan.

(7)    Excludes 8,345 unvested restricted stock units, which vest annually over three years beginning July 21, 2022 and 12,542 performance-based restricted stock units that will vest based on performance and continued service over a three-year period, in accordance with the plan.

2022 PROXY STATEMENT 53

BENEFICIAL OWNERSHIP
Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2022 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock. The following table does not include information regarding ownership of shares of our preferred stock due to the securities not being listed on a major U.S. national or regional securities exchange and requirements for ownership reporting.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Silver Point Capital, L.P.	9,158,318(2,3,4)	43.4%
2 Greenwich Plaza, First Floor Greenwich, CT 06830
MacKay Shields, LLC	2,174,259(5)	10.3%
1345 Avenue of Americas New York, NY 10105
J.P. Morgan Investment Management, Inc.	1,539,219(6)	7.3%
383 Madison Avenue New York, NY 10179
AllianceBernstein L.P.	1,247,342(7)	5.9%
1345 Avenue of the Americas New York, NY 10105

(1)   Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 21,099,847 shares of common stock outstanding as of April 1, 2022, excluding 349,065 shares of restricted stock awarded under our 2021 Stock Incentive Plan, but not yet vested.

(2)   Based solely on Form 4 with the SEC on December 20, 2021 by Silver Point Capital, L.P. that reported amount of securities beneficially owned of 9,158,138 shares of common stock. Silver Point Capital, L.P. (“Silver Point”) or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Funds.

(3)   Messrs. Edward A. Mule and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Funds. Silver Point, Management and Messrs. Mule and O’Shea disclaim beneficial ownership of the reported securities held by Funds except to the extent of their pecuniary interests.

(4)   Includes (i) up to 536,203 shares of the Issuer’s common stock that may be distributed to the Reporting Persons upon satisfaction of certain unsecured creditors’ claims in the Issuer (Docket Nos. 1291, 1294 and 1295 of In re Gulfport Energy Corporation, Chapter 11 Case No. 20-35562, filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division), and (ii) up to 368,714 shares of the Issuer’s common stock that may be distributed to the Reporting Persons as holders of claims relating to certain notes of the Issuer, which shares have been held in reserve and are contingent upon the resolution of certain legal proceedings. Does not include 1,601,929 shares of common stock issuable upon the conversion of the 22,427 shares of Preferred Stock outstanding beneficially owned by the Reporting Persons based solely on Schedule 13D filed with the SEC on June 17, 2021.

(5)   Based solely on Schedule 13F filed with the SEC on February 4, 2022 by MacKay Shields LLC that reported ownership of 2,174,259 shares of common stock. MacKay Shields LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to be a beneficial owner of reported securities held. The MainStay High Yield Corporate Bond Fund, a registered investment Company for which Mackay Shields acts as sub-investment adviser, may also be deemed to be a beneficial owner of the reported securities held. New York Life Investment Management LLC, an indirect wholly owned subsidiary of New York Life and an affiliate of Mackay Shields LLC, is the manager of MainStay High Yield Corporate Bond Fund.

(6)   Based solely on Schedule 13G filed with the SEC on January 21, 2022 by JPMorgan Chase & Co. reported sole voting power of 1,411,437 shares of common stock and sole dispositive power of 1,539,219 shares of common stock.

(7)   Based solely on Schedule 13G filed with the SEC on February 14, 2022 by AllianceBernstein L.P. reported sole voting power of 1,247,342 shares of common stock.

54 2022 PROXY STATEMENT

Certain Relationships and Review and Approval of Related Party Transactions

The Audit Committee, as provided in its charter, reviews and approves related party transactions. The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit Committee. Instead of a formalized policy, related party transactions are reviewed and judgment is applied to determine whether such transactions are in the best interests of the Company. Further, the Company’s Code of Business Conduct and Ethics governs various compliance areas, including conflicts of interest and fair dealings, which are considered in the process of the review and approval of related party transactions.

The Company’s policy is that all its employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in the Company’s Code of Business Conduct and Ethics posted on its website. Each director and executive officer is instructed to always inform the designated compliance officer when confronted with any situation that may be perceived as a conflict of interest. Only the Board of Directors or a committee consisting solely of independent directors may grant waivers of the provisions of the Code of Business Conduct and Ethics for the Company’s executive officers and directors. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Further, under the Audit Committee charter, the Audit Committee is responsible for reviewing and monitoring compliance with our Code of Business Conduct and Ethics and recommending any warranted changes to the Board of Directors. In addition, the Board of Directors and, pursuant to its written charter, the Audit Committee, reviews and approves all relationships and transactions in which the Company and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their family members, have a direct or indirect material interest. The Board of Directors and the Audit Committee approve only those transactions that, in light of known circumstances, are consistent, or are not inconsistent with, the Company’s best interests, as they determine in the good faith exercise of their discretion.

2022 PROXY STATEMENT 55

Proposal to Approve, on an Advisory, NON-BINDING Basis, the Compensation Paid to the Company’s Named Executive Officers (Proposal 2)

The company is asking its stockholders to vote to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement. This is also known as a “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee. While the vote on executive compensation is solely advisory in nature, our Board of Directors and the Compensation Committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the Compensation Committee, among other things, emphasizes long-term equity awards and annual performance bonuses under the previously implemented Annual Incentive Plan to more closely align our executives’ interests with those of our stockholders and to link a larger portion of our executives’ compensation to the performance of our stock and our operational performance.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2023 Annual Meeting.

Vote Required and Board Voting Recommendation

Proposal 2 requires an affirmative vote “for” the proposal by a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The persons named as proxies for the Company intend to vote the proxies “FOR” Proposal 2. Abstentions and broker non-votes, if any, will have no effect on the voting results for Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

56 2022 PROXY STATEMENT

Proposal to Ratify the Appointment of Our Independent Auditors (Proposal 3)

The Company is asking its stockholders to vote to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year ending December 31, 2022. The Audit Committee has appointed Grant Thornton LLP to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton LLP for fiscal year 2021 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton LLP provided certain services related to the consolidated quarterly reports as described below.

How much were the independent auditors paid in 2021 and 2020?

Grant Thornton LLP’s fees for professional services totaled $1,107,000 for 2021 and $866,250 for 2020. Grant Thornton LLP’s fees for professional services included the following:

•        Audit Fees – aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews and accounting consultations were $1,107,000 for 2021 and $866,250 for 2020.

•        Audit-Related Fees – aggregate fees for audit-related services, consisting of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $0 in 2021 and 2020.

•        Tax and All Other Fees – there were no tax or other fees for products or services provided by Grant Thornton LLP in addition to the services described above in 2021 and 2020.

Does the Audit Committee approve the services provided by Grant Thornton LLP?

It is our Audit Committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP in fiscal years 2021 and 2020 were pre-approved by our Audit Committee. No non-audit services were provided to us by Grant Thornton LLP in 2021 or 2020.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

Has Grant Thornton LLP always served as Gulfport’s independent auditors?

Grant Thornton LLP has served as our independent auditors since 2005.

Vote Required and Board Recommendation

Stockholder ratification of the appointment of our independent auditors is not required by the Bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote “for” the proposal of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The persons named as proxies for the Company intend to vote the proxies “FOR” Proposal 3. Abstentions and broker non-votes, if any, will have no effect on the voting results for Proposal 3.

If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2022.

2022 PROXY STATEMENT 57

Audit Committee Report

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for its qualification, independence and performance. The Audit Committee charter guides our duties and responsibilities. The Audit Committee charter, which was last amended during 2021, is available on the Company’s website at www.gulfportenergy.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of Gulfport Energy Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of Gulfport Energy Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. Our responsibilities include monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors. No member serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that David Wolf, Jason Martinez and David Reganato are financial experts as that term is defined by the SEC. The members of our Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of Gulfport Energy Corporation. We have met with Grant Thornton LLP, the Company’s independent registered public accounting firm, with and without management present. We discussed with Grant Thornton LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as we have deemed to be appropriate, including the overall scope and plans for the audit. We also have received the written disclosures and the letter from Grant Thornton LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Grant Thornton LLP that firm’s independence from management and the Company. We also reviewed the amount of fees paid to Grant Thornton LLP for both audit and non-audit services. In doing so, we considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Grant Thornton LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the Gulfport Energy Corporation 2021 Annual Report on Form 10K.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Audit Committee of the Board of Directors.

THE AUDIT COMMITTEE

David Wolf, Chairman

Guillermo (Bill) Martinez

Jason Martinez

David Reganato

58 2022 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of the Company, on certain matters that will be voted on at the Annual Meeting.

Who is soliciting my vote?

The Board of Directors is soliciting your vote at the Annual Meeting. The proposals to be voted on by the Company’s stockholders at the Annual Meeting are described below.

What am I voting on?

You are voting on:

•        The election of five directors to serve until the 2023 Annual Meeting (see Proposal 1 beginning on page 7 of this proxy statement);

•        The approval, on an advisory, non-binding basis, of the compensation paid to the Company’s named executive officers as described in this proxy statement (see Proposal 2 beginning on page 56 of this proxy statement);

•        The ratification of Grant Thornton LLP as our independent auditors for the year ended December 31, 2022 (see Proposal 3 beginning on page 57 of this proxy statement); and

•        Any other business properly coming before the meeting.

How does the Board of Directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

•        “FOR” each of our director nominees;

•        “FOR” the proposal to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as described in this proxy statement; and

•        “FOR” the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for the fiscal year ended December 31, 2022.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of common stock that you own. That other person is also referred to as a “proxy.” If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Timothy J. Cutt, our Chairman and Chief Executive Officer, and Patrick K. Craine, our Chief Legal and Administrative Officer and Corporate Secretary, as the Company’s proxies for the Annual Meeting.

Who is entitled to vote?

You may vote if you were the record owner of our common shares or preferred shares as of the close of business on the record date, which is April 20, 2022. Gulfport had 21,006,607 common shares outstanding as of the record date. Each share of common stock is entitled to one vote. In addition, Gulfport had 55,212 preferred shares outstanding as of the record date. The holders of Gulfport’s preferred stock are entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the common stock as a single class, on an as-converted basis. Gulfport’s 55,212 preferred shares outstanding as of the record date, on an as-converted basis, totaled approximately 3,943,714 common shares entitled to vote.

2022 PROXY STATEMENT 59

about the annual meeting

In aggregate, as of April 20, 2022, we had approximately 24,950,321 shares entitled to vote, excluding an aggregate of 349,065 shares of restricted stock units and performance-based restricted stock units awarded under our 2021 Stock Incentive Plan, but not yet vested. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you return a properly executed proxy by mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock and preferred stock as of the close of business on April 20, 2022 must be present in person or by proxy at the Annual Meeting. This is referred to as a “quorum.” Votes withheld and abstentions will be counted for purposes of establishing a quorum at the Annual Meeting. Broker non-votes, if any, will not be counted for purposes of establishing a quorum at the Annual meeting (see “What is the effect of abstentions, withhold votes and broker non-votes?” below)

What vote is required to elect directors (Proposal 1)?

The election of directors at the Annual Meeting will be conducted under a majority of the votes cast standard. This means that with respect to each director nominee, the number of votes cast “for” the director nominee must exceed the number of votes cast “against” the nominee. Abstentions will have no effect on the outcome of the election.

What vote is required to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2)?

The proposal to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions will have no effect on the outcome of the proposal.

What vote is required to approve, on an advisory, non-binding basis, the ratification of the appointment of the Company’s independent auditor (Proposal 3)?

The proposal to approve, on an advisory, non-binding basis, the appointment of Grant Thornton LLP as Gulfport’s independent auditor for the year ending December 31, 2022 will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions will have no effect on the outcome of the proposal.

What is the effect of abstentions, withhold votes and broker non-votes?

If you specify that you wish to “abstain” or “withhold” from voting on an item, then your shares will not be voted on that particular item.

Because the votes cast in favor of each director nominee must exceed the votes cast against such nominee under Proposal 1 and because the votes cast in favor of the action must exceed the votes cast opposing the action in order to approve Proposals 2, and 3 at the Annual Meeting, abstentions will not have an effect on the outcome of those proposals.

A “broker non-vote” occurs when a beneficial holder does not provide instructions to a broker and such broker lacks discretionary voting power to vote shares with respect to a particular proposal. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial owners of shares must provide voting instructions to their brokers with respect to “non-routine” matters in order for their brokers to exercise voting authority with respect to such shares on such matters. Under NYSE rules, the proposal to approve the appointment of an independent auditor is considered a “routine” matter. This means that brokers may vote in their discretion on Proposal 3 on behalf of clients who have not furnished voting instructions with respect to such proposal. In contrast, Proposals 1 and 2 are “non-routine” matters. This means brokers that have not received voting instructions from their clients on these proposals may not vote on these proposals in their own discretion, which results in “broker non-votes.”

60 2022 PROXY STATEMENT

about the annual meeting

Who is a registered stockholder and who is a beneficial stockholder?

Registered Stockholders:    A “registered stockholder” is a person or entity whose name appears in the Company’s registered list of stockholders as an owner of one or more shares of the Company’s common stock and / or preferred stock. If you are a registered stockholder, these proxy materials are being sent directly to you.

Beneficial Stockholders:    A “beneficial stockholder” or “beneficial owner” is a person or entity whose shares of the Company’s common stock and / or preferred stock are held by a bank, broker or other nominee (a.k.a. in “street name”). Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If you are a beneficial stockholder, these proxy materials are being forwarded to you by your bank, broker or other nominee, who is considered the registered stockholder of those shares. As the beneficial stockholder, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to attend the Annual Meeting. Your bank, broker or other nominee has provided a voting instruction form for you to use in directing your bank, broker or other nominee as to how to vote your shares. You must follow these instructions in order for your shares to be voted. Your nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be able to vote your shares at its discretion with regard to Proposal 3, but will not be able to vote your shares at its discretion with respect to Proposals 1 and 2.

How do I vote?

Registered Stockholders:    If you are a “registered stockholder,” you can vote your shares in the following four ways:

•        By Internet:    You may vote by submitting a proxy over the Internet. Go to the website listed on your proxy card or voting instruction form and follow the instructions. You should have your proxy card, including your control number, in hand when you access the website.

•        By Telephone:    Stockholders located in the United States who receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form and following the instructions.

•        By Mail:    If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating the proxy card and mailing it in the enclosed, postage pre-paid envelope.

•        In Person:    You may attend virtually and vote at the Annual Meeting.

Beneficial Stockholders:    If you are a “beneficial stockholder,” then you will receive instructions from your bank, broker or other nominee on how to vote your shares. If you are a “beneficial stockholder,” you will need proof of ownership to be admitted to the Annual Meeting.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to act as the tabulation agent and count the votes represented by proxies cast by mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies on the enclosed proxy card.

2022 PROXY STATEMENT 61

about the annual meeting

How can I attend the annual meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MHFVXJ2. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Gulfport Energy holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 8 (3 business days in advance of the meeting), 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
COMPANY Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

62 2022 PROXY STATEMENT

about the annual meeting

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

How can I access the Company’s proxy materials and annual report?

We have elected, in accordance with the Securities and Exchange Commission’s “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and to post our proxy statement and the Company’s 2021 Annual Report on Form 10-K (collectively, the “proxy materials”) electronically. The Notice is first being mailed to our stockholders on or about May 5, 2022. The proxy materials will first be made available to our stockholders on or about the same date. The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so. Additionally, the notice of the Annual Meeting, this proxy statement and the Company’s 2021 Annual Report on Form 10-K to Stockholders are available electronically on the Company’s website at www.gulfportenergy.com/proxy.

Where can I find the results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and intend to publish final results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

2022 PROXY STATEMENT 63

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Director of Investor Relations, Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134 or via the Internet at www.gulfportenergy.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

64 2022 PROXY STATEMENT

HOUSEHOLDING

The SEC permits a single Notice or set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless instructions have been received to the contrary. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own Notice or set of the annual report and proxy statement this year or in future years, follow the instructions described below, and we will promptly deliver a separate copy to you. Similarly, if you share an address with another Gulfport stockholder and together both of you would like to receive in the future only a single Notice or annual report and proxy statement, follow the instructions below:

•        If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•        If a broker or other nominee holds your shares, please contact your broker or nominee.

2022 PROXY STATEMENT 65

Other Matters

The Board of Directors does not intend to present any other items of business other than those stated in the notice of Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies on the enclosed proxy card.

66 2022 PROXY STATEMENT

Solicitation by THE Board OF DIRECTORS

Participants in the Solicitation

We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because shares of our common stock are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our stockholders. Our directors, director nominees, officers and employees may solicit proxies in person, or via mail, telephone, facsimile or email. Those persons will receive no additional compensation for any solicitation activities.

Expenses of Solicitation

U.S. federal securities laws require us to send you this proxy statement and any amendments or supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions.

2022 PROXY STATEMENT 67

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future prospects and performance, costs of solicitation, record or meeting dates, compensation arrangements, plans or amendments, Company policies, documents or amendments as well as capital and corporate structure (including major stockholders, Board structure and Board composition), are forward-looking statements.

Forward-looking statements are statements other than statements of historical fact. They include statements regarding Gulfport’s current expectations, management’s outlook guidance or forecasts of future events, projected cash flow and liquidity, share repurchases, its ability to enhance cash flow and financial flexibility, future production and commodity mix, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value, the rejection of certain midstream contracts and the assumptions on which such statements are based. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2021 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings).

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not incorporated into or a part of this filing.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this proxy statement is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions, and not to place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement.

68 2022 PROXY STATEMENT

Submission of Future Stockholder Proposals

Under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal for business at the 2023 Annual Meeting and who wishes the proposal to be included in the proxy statement and form of proxy for that meeting must submit the proposal in writing to our Corporate Secretary no later than January 30, 2023. Such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and our Bylaws to be eligible for inclusion in the Company’s proxy materials.

If a stockholder wishes to submit a proposal for business or nomination of directors at the 2023 Annual Meeting other than in reliance on Rule 14a-8, in order for such proposal to be considered timely pursuant to our Charter and Bylaws, the stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to June 14, 2023 (i.e., the first anniversary of the 2022 Annual Meeting). Accordingly, the stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary not later than April 17, 2023 and not earlier than March 16, 2023. However, in the event that the date of the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from June 14, 2023, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting was first made. At present, the Company has not announced a meeting date for the 2023 Annual Meeting. The Company expects to announce the date of the 2023 Annual Meeting and provide formal notice thereof in 2023.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide a notice to our Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

You can obtain a copy of the Charter and Bylaws by writing to the Corporate Secretary at the address below, or from the SEC website at www.sec.gov (the Charter and Bylaws are filed as exhibits to our latest report on Form 10-K filed with the SEC on March 1, 2022).

All written proposals and inquiries for copies of the Charter and Bylaws should be directed to Patrick K. Craine, our Chief Legal and Administrative Officer and Corporate Secretary, at Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134.

2022 PROXY STATEMENT 69

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/GPOR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GPOR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2 and 3. 1. Election of Directors: 01 - Timothy J. Cutt 04 - Jason Martinez For Against Abstain 02 - David Wolf 05 - David Reganato For Against Abstain 03 - Guillermo (Bill) Martinez For Against Abstain 2. Proposal to approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers. For Against Abstain 3. Proposal to ratify the appointment of Company’s independent auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2022. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 03MXNB

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Gulfport Energy Corporation stockholders June 14, 2022, 9:00 am CT, virtually via the Internet at meetnow.global/MHFVXJ2. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/GPOR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GPOR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Gulfport Energy Corporation Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2022 The undersigned hereby appoints Timothy J. Cutt and Patrick K. Craine (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gulfport Energy Corporation (the “Company”) to be held on June 14, 2022 at 9:00 a.m. Central Time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the 2022 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2 AND 3 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.